                                                                     EXHIBIT 4.2

                           SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         Dated as of September 24, 1998

                                  by and among

                                NATIONSRENT, INC.
                              AND ITS SUBSIDIARIES

                               (the "Borrowers"),

                    BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT

                            LASALLE NATIONAL BANK, AS
                               DOCUMENTATION AGENT

                          FLEET BANK, N.A., AS CO-AGENT

                         NATIONSBANK, N.A., AS CO-AGENT
                                       and

                      THE LENDING INSTITUTIONS PARTY HERETO
                                (the "Lenders"),

                                      WITH

                 BANCBOSTON ROBERTSON STEPHENS INC., AS ARRANGER


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                                TABLE OF CONTENTS
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
SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION.......................................................1
         SECTION 1.1.  DEFINITIONS........................................................................1
         SECTION 1.2.  RULES OF INTERPRETATION............................................................19
SECTION 2.  THE REVOLVING CREDIT FACILITY.................................................................20
         SECTION 2.1.  COMMITMENT TO LEND.................................................................20
         SECTION 2.2.  REDUCTION AND INCREASE OF TOTAL COMMITMENT.........................................20
                  SECTION 2.2.1.  REDUCTION OF TOTAL COMMITMENT...........................................20
                  SECTION 2.2.2.  INCREASE OF TOTAL COMMITMENT............................................21
         SECTION 2.3.  THE REVOLVING CREDIT NOTES.........................................................21
         SECTION 2.4.  INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS............................22
         SECTION 2.5.  ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST
                       PERIODS; MINIMUM AMOUNTS...........................................................22
         SECTION 2.6.  REQUESTS FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS...........................23
         SECTION 2.7.  FUNDS FOR REVOLVING CREDIT LOANS...................................................24
         SECTION 2.8.  SWING LINE LOANS; SETTLEMENTS......................................................25
         SECTION 2.9.  MATURITY OF THE REVOLVING CREDIT LOANS.............................................27
         SECTION 2.10.  MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS AND SWING LINE LOANS AND
         REIMBURSEMENT OBLIGATIONS........................................................................27
         SECTION 2.11.  OPTIONAL PREPAYMENTS OF REVOLVING CREDIT LOANS AND SWING LINE LOANS...............27

3.   THE TERM LOAN........................................................................................28
         3.1.   COMMITMENT TO LEND........................................................................28
         3.2.   THE TERM NOTES............................................................................28
         3.3.   SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN................................28
         3.4.   MANDATORY PREPAYMENTS.....................................................................29
         3.5.   OPTIONAL PREPAYMENT OF TERM LOAN..........................................................29
         3.6.   INTEREST ON TERM LOAN.....................................................................29
                  3.6.1.   INTEREST RATES.................................................................29
                  3.6.2.   NOTIFICATION BY BORROWERS......................................................29
                  3.6.3.   AMOUNTS, ETC...................................................................30
SECTION 4.  LETTERS OF CREDIT.............................................................................30
         SECTION 4.1.  LETTER OF CREDIT COMMITMENTS.......................................................30
         SECTION 4.2.  REIMBURSEMENT OBLIGATION OF THE BORROWERS..........................................31
         SECTION 4.3.  LETTER OF CREDIT PAYMENTS..........................................................32
         SECTION 4.4.  OBLIGATIONS ABSOLUTE...............................................................32
         SECTION 4.5.  RELIANCE BY ADMINISTRATIVE AGENT...................................................33
SECTION 5. CERTAIN GENERAL PROVISIONS.....................................................................33
         SECTION 5.1.  FEES...............................................................................33
         SECTION 5.2.  PAYMENTS...........................................................................34
         SECTION 5.3.  COMPUTATIONS.......................................................................35
         SECTION 5.4.  CAPITAL ADEQUACY...................................................................35
         SECTION 5.5.  CERTIFICATE........................................................................36
         SECTION 5.6.  INTEREST AFTER DEFAULT.............................................................36

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
       SECTION 5.7.  INTEREST LIMITATION..................................................................36
       SECTION 5.8.  EURODOLLAR INDEMNITY.................................................................36
       SECTION 5.9.  ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE...................................37
       SECTION 5.10.  ADDITIONAL COSTS, ETC...............................................................38
       SECTION 5.11.  REPLACEMENT OF LENDERS..............................................................39
       SECTION 5.12.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.............................40
SECTION 6.  REPRESENTATIONS AND WARRANTIES................................................................42
       SECTION 6.1.  CORPORATE AUTHORITY..................................................................43
       SECTION 6.2.  GOVERNMENTAL APPROVALS...............................................................43
       SECTION 6.3.  TITLE TO PROPERTIES; LEASES..........................................................43
       SECTION 6.4.  FINANCIAL STATEMENTS; SOLVENCY.......................................................44
       SECTION 6.5.  NO MATERIAL CHANGES, ETC.............................................................44
       SECTION 6.6.  PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC........................................44
       SECTION 6.7.  LITIGATION...........................................................................44
       SECTION 6.8.  NO MATERIALLY ADVERSE CONTRACTS, ETC.................................................45
       SECTION 6.9.  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.........................................45
       SECTION 6.10.  TAXSTATUS...........................................................................45
       SECTION 6.11.  NO EVENT OF DEFAULT.................................................................45
       SECTION 6.12.  HOLDING COMPANY AND INVESTMENT COMPANY ACTS.........................................45
       SECTION 6.13.  ABSENCE OF FINANCING STATEMENTS, ETC................................................46
       SECTION 6.14.  EMPLOYEE BENEFIT PLANS..............................................................46
       SECTION 6.15.  USE OF PROCEEDS.....................................................................47
                  SECTION 6.15.1.  GENERAL................................................................47
                  SECTION 6.15.2.  REGULATIONS U AND X....................................................47
                  SECTION 6.15.3.  INELIGIBLE SECURITIES..................................................47
       SECTION 6.16.  ENVIRONMENTAL COMPLIANCE............................................................47
       SECTION 6.17.  PERFECTION OF SECURITY INTERESTS....................................................49
       SECTION 6.18.  TRANSACTIONS WITH AFFILIATES........................................................49
       SECTION 6.19.  SUBSIDIARIES........................................................................49
       SECTION 6.20.  TRUE COPIES OF CHARTER AND OTHER DOCUMENTS..........................................50
       SECTION 6.21.  DISCLOSURE..........................................................................50
       SECTION 6.22.  CAPITALIZATION......................................................................50
       SECTION 6.23.  YEAR 2000 COMPLIANCE................................................................50
       SECTION 6.24.  SUBORDINATED DEBT...................................................................50
SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWERS.........................................................51
       SECTION 7.1.  PUNCTUAL PAYMENT.....................................................................51
       SECTION 7.2.  MAINTENANCE OF OFFICES...............................................................51
       SECTION 7.3.  RECORDS AND ACCOUNTS.................................................................51
       SECTION 7.4.  FINANCIAL STATEMENTS,CERTIFICATES AND INFORMATION....................................51
       SECTION 7.5.  CORPORATE EXISTENCE AND CONDUCT OF BUSINESECTION ....................................52
       SECTION 7.6.  MAINTENANCE OF PROPERTIES............................................................53
       SECTION 7.7.  INSURANCE............................................................................53
       SECTION 7.8.  TAXES................................................................................53
       SECTION 7.9.  INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS.......................................54
       SECTION 7.10.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL
                      LICENSES AND PERMITS................................................................54
       SECTION 7.11.  ENVIRONMENTAL INDEMNIFICATION.......................................................55
       SECTION 7.12.  FURTHER ASSURANCES..................................................................55
       SECTION 7.13.  NOTICE OF POTENTIAL CLAIMS OR LITIGATION............................................55
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
       SECTION 7.14.  NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS..............56
       SECTION 7.15.  NOTICE OF DEFAULT...................................................................56
       SECTION 7.16.  NEW SUBSIDIARIES....................................................................57
       SECTION 7.17.  EMPLOYEE BENEFIT PLANS..............................................................57
       SECTION 7.18.  USE OF PROCEEDS.....................................................................57
       SECTION 7.19.  TITLE AND REGISTRATION..............................................................57
       SECTION 7.20.  INTEREST RATE PROTECTION............................................................58
SECTION 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS...................................................58
       SECTION 8.1.  RESTRICTIONS ON INDEBTEDNESECTION ...................................................58
       SECTION 8.2.  RESTRICTIONS ON LIENS................................................................59
       SECTION 8.3.  RESTRICTIONS ON INVESTMENTS..........................................................61
       SECTION 8.4.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS......................................62
                  SECTION 8.4.1.  MERGERS AND ACQUISITIONS................................................62
                  SECTION 8.4.2.  DISPOSITION OF ASSETS...................................................64
       SECTION 8.5.  SALE AND LEASEBACK...................................................................64
       SECTION 8.6.  RESTRICTED DISTRIBUTIONS AND REDEMPTIONS.............................................64
       SECTION 8.7.  EMPLOYEE BENEFIT PLANS...............................................................64
       SECTION 8.8.  NEGATIVE PLEDGES.....................................................................65
       SECTION 8.9.  BUSINESS ACTIVITIES..................................................................65
       SECTION 8.10.  TRANSACTIONS WITH AFFILIATES........................................................65
       SECTION 8.11.  SUBORDINATEDDEBT....................................................................65
       SECTION 8.12.  FISCALYEAR..........................................................................66
SECTION 9.  FINANCIAL COVENANTS...........................................................................66
       SECTION 9.1.  LEVERAGE RATIO.......................................................................66
       SECTION 9.2.  SENIOR FUNDED DEBT TO EBITDA.........................................................66
       SECTION 9.3.  INTEREST COVERAGE RATIO..............................................................66
       SECTION 9.4.  TANGIBLEASSETSTOSENIORDEBT...........................................................67
       SECTION 9.5.  CONSOLIDATED NET WORTH...............................................................67
       SECTION 9.6.  CAPITAL EXPENDITURES.................................................................67
SECTION 10.  CLOSING CONDITIONS...........................................................................67
       SECTION 10.1.  LOAN DOCUMENTS, ETC.................................................................68
       SECTION 10.2.  CORPORATE ACTION....................................................................68
       SECTION 10.3.  CERTIFICATE OF SECRETARY; GOOD STANDING CERTIFICATES................................68
       SECTION 10.4.  VALIDITY OF LIENS...................................................................68
       SECTION 10.5.  PERFECTION CERTIFICATES AND UCC SEARCH RESULTS......................................69
       SECTION 10.6.  CERTIFICATES OF INSURANCE...........................................................69
       SECTION 10.7.  LEGALOPINIONS.......................................................................69
       SECTION 10.8.  PAYMENT OF FEES.....................................................................69
       SECTION 10.9.  CLOSING CERTIFICATE.................................................................69
       SECTION 10.10.  CONSENTS...........................................................................69
       SECTION 10.11.  SUBORDINATED DEBT DOCUMENTS........................................................69
       SECTION 10.12.  COMPLIANCE CERTIFICATE.............................................................70
SECTION 11.  CONDITIONS OF ALL LOANS......................................................................70
       SECTION 11.1.  REPRESENTATIONS TRUE; NO EVENT OF DEFAULT...........................................70
       SECTION 11.2.  PERFORMANCE; NO EVENT OF DEFAULT....................................................70
       SECTION 11.3.  NO LEGAL IMPEDIMENT.................................................................70
       SECTION 11.4.  GOVERNMENTAL REGULATION.............................................................70
       SECTION 11.5.  PROCEEDINGS AND DOCUMENTS...........................................................71
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
SECTION 12.  COLLATERAL SECURITY..........................................................................71
SECTION 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT...................................71
         SECTION 13.1.  EVENTS OF DEFAULT AND ACCELERATION................................................71
         SECTION 13.2.  TERMINATION OF COMMITMENTS........................................................74
         SECTION 13.3.  REMEDIES..........................................................................75
         SECTION 13.4.  DISTRIBUTION OF COLLATERAL PROCEEDS...............................................75
SECTION 14.  SETOFF.......................................................................................76
SECTION 15.  THE ADMINISTRATIVE AGENT.....................................................................76
       SECTION 15.1.  AUTHORIZATION.......................................................................77
       SECTION 15.2.  EMPLOYEES AND AGENTS................................................................77
       SECTION 15.3.  NO LIABILITY........................................................................77
       SECTION 15.4.  NON-RELIANCE ON AGENT AND OTHER BANKS...............................................78
       SECTION 15.5.  NO REPRESENTATIONS..................................................................78
                  SECTION 15.5.1.  GENERAL................................................................78
                  SECTION 15.5.2.  CLOSING DOCUMENTATION, ETC.............................................79
       SECTION 15.6.  PAYMENTS............................................................................79
                  SECTION 15.6.1.  PAYMENTS TO ADMINISTRATIVE AGENT.......................................79
                  SECTION 15.6.2.  DISTRIBUTION BY ADMINISTRATIVE AGENT...................................79
                  SECTION 15.6.3.  DELINQUENT LENDERS.....................................................80
         SECTION 15.7.  HOLDERS OF NOTES..................................................................80
         SECTION 15.8.  INDEMNITY.........................................................................80
         SECTION 15.9.  ADMINISTRATIVE AGENT AS LENDER....................................................81
         SECTION 15.10.  RESIGNATION......................................................................81
         SECTION 15.11.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT...................................82
         SECTION 15.12.  DUTIES IN THE CASE OF ENFORCEMENT................................................82
         SECTION 15.13.  DUTIES OF DOCUMENTATION AGENT AND CO-AGENTS......................................82
SECTION 16.  EXPENSES AND INDEMNIFICATION.................................................................82
         SECTION 16.1.  EXPENSES..........................................................................82
         SECTION 16.2.  INDEMNIFICATION...................................................................83
         SECTION 16.3.  SURVIVAL..........................................................................84
SECTION 17.  SURVIVAL OF COVENANTS, ETC...................................................................84
SECTION 18.  ASSIGNMENT AND PARTICIPATION.................................................................84
         SECTION 18.1.  CONDITIONS TO ASSIGNMENT BY LENDERS...............................................84
         SECTION 18.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS....................85
         SECTION 18.3.  REGISTER..........................................................................86
         SECTION 18.4.  NEW NOTES.........................................................................86
         SECTION 18.5.  PARTICIPATIONS....................................................................87
         SECTION 18.6.  DISCLOSURE........................................................................87
         SECTION 18.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH A BORROWER................................87
         SECTION 18.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS...............................................88
         SECTION 18.9.  ASSIGNMENT BY BORROWERS...........................................................88
SECTION 19.  PARTIES IN INTEREST..........................................................................88
SECTION 20.  NOTICES, ETC.................................................................................88
SECTION 21.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION................................................89
         SECTION 21.1.  SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY.................................89
         SECTION 21.2.  CONFIDENTIALITY...................................................................90
         SECTION 21.3.  PRIOR NOTIFICATION................................................................90
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
             SECTION 21.4.  OTHER...........................................................................90
SECTION 22.  MISCELLANEOUS..................................................................................90
SECTION 23.  ENTIRE AGREEMENT, ETC..........................................................................91
SECTION 24.  WAIVER OF JURY TRIAL...........................................................................91
SECTION 25.  GOVERNING LAW..................................................................................91
SECTION 26.  SEVERABILITY...................................................................................92
SECTION 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.............................................................92
SECTION 28.  TRANSITIONAL ARRANGEMENTS......................................................................93
         SECTION 28.1.  PRIOR LOAN AGREEMENT SUPERSEDED.....................................................93
         SECTION 28.2.  CONTINUATION OF REVOLVING CREDIT NOTES AND SWING LINE NOTES.........................93
         SECTION 28.3.  REFERENCE TO AGENT..................................................................93
         SECTION 28.4.  INTEREST AND FEES UNDER SUPERSEDED AGREEMENT........................................93
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                              SCHEDULES & EXHIBITS

Exhibit A-1                Form of Revolving Credit Note
Exhibit A-2                Form of Swing Line Note
Exhibit B                  Form of Term Note
Exhibit C                  Form of Loan and Letter of Credit Request
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Assignment and Acceptance
Exhibit F                  Form of Joinder Agreement
Exhibit G                  Terms of Subordinated Debt

Schedule 1                 Lenders; Addresses; Commitment Percentages
Schedule 2                 Subsidiaries
Schedule 4.1(d)            Letters of Credit Outstanding
Schedule 6.7               Litigation
Schedule 6.16              Environmental Matters
Schedule 6.18              Transactions with Affiliates
Schedule 8.1               Existing Indebtedness
Schedule 8.2               Existing Liens
Schedule 8.3               Existing Investments
Schedule 13.1(m)           Rule 13d-3 Shareholders

                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of September 24, 1998 (the "Credit Agreement"), by and among (a) NATIONSRENT, INC., a Delaware corporation (the "Parent"), and its Subsidiaries (collectively with the Parent, the "Borrowers"), (b) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), LASALLE NATIONAL BANK, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603 (acting in its individual capacity "LaSalle"), the other lending institutions which become parties hereto (collectively, the "Lenders"), (c) BANKBOSTON, N.A., as administrative agent and syndication agent for the Lenders (the "Administrative Agent"), (d) LASALLE NATIONAL BANK, as documentation agent for the Lenders (the "Documentation Agent") (e) FLEET BANK, N.A. and NATIONSBANK, N.A., as co-agents (the "Co-Agents") and (f) BANCBOSTON ROBERTSON STEPHENS INC. as arranger (the "Arranger").

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of June 29, 1998 (as heretofore amended, the "Prior Credit Agreement"), certain of the Revolving Credit Lenders have made revolving credit loans and otherwise extended credit to the Borrowers for the purpose described therein; and

         WHEREAS, the Borrowers, the Lenders and the Administrative Agent wish to amend and restate the Prior Credit Agreement in order to add new Lenders and a term loan facility and to make certain other changes to the terms and provisions of the Prior Credit Agreement.

         NOW THEREFORE, the Borrowers, the Lenders and the Administrative Agent hereby agree that the Prior Credit Agreement is hereby amended and restated in its entirety and remains in force and effect only as set forth herein and the Revolving Credit Loans, the Swing Line Loans and Letters of Credit (as defined in the Prior Credit Agreement) shall constitute Revolving Credit Loans, Swing Line Loans and Letters of Credit respectively, hereunder.

         SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this SECTION 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ACCOUNTANTS. Any independent accounting firm of national standing, or in connection with acquisitions permitted by SECTION 8.4 hereof, regional accounting firms, reasonably acceptable to the Administrative Agent.

         AFFECTED LENDER.  See SECTION 5.11.

         AFFILIATE. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144 (a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof if such Borrower were issuing securities.

         ADMINISTRATIVE AGENT.  See Preamble.

         ADMINISTRATIVE AGENT'S HEAD OFFICE. The Administrative Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or such other location as the Administrative Agent may designate from time to time.

         APPLICABLE COMMITMENT RATE. The applicable rate with respect to the Commitment Fee as set forth in the Pricing Table.

         APPLICABLE LAWS. See SECTION 7.10.

         APPLICABLE L/C MARGIN. The applicable margin with respect to the Letter of Credit Fee as set forth in the Pricing Table.

         APPLICABLE BASE RATE MARGIN. The applicable margin with respect to Loans made at the Base Rate as set forth in the Pricing Table.

         APPLICABLE REVOLVER EURODOLLAR MARGIN. The applicable margin with respect to Revolving Credit Loans made at the Eurodollar Rate as set forth in the Pricing Table.

         APPLICABLE TERM LOAN EURODOLLAR MARGIN. The applicable margin with respect to a Term Loan made at the Eurodollar Rate as set forth in the Pricing Table.

         ARRANGER. BancBoston Robertson Stephens Inc.

         ASSIGNMENT AND ACCEPTANCE.  See SECTION 18.

         BALANCE SHEET DATE. December 31, 1997.

         BASE RATE. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent at the Administrative Agent's Head Office as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Administrative Agent) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

         BKB.  See Preamble.

         BORROWERS.  See Preamble.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, New York, New York and Ft. Lauderdale, Florida are open for the transaction of banking busineSECTION

         CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); PROVIDED THAT Capital Assets shall not include (a) any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP, or (b) any item obtained through an acquisition permitted by SECTION 8.4 hereof.

         CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Borrowers in connection with (i) the purchase or lease of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by any Borrower as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

         CAPITALIZED LEASES. Leases under which any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CERCLA. See definition of Release.

         CERTIFIED. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO.  See SECTION 7.4(b).

         CLOSING DATE. The date on which the conditions precedent set forth in
SECTION 10 are satisfied.

         CO-AGENTS. See Preamble.

         CODE. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         COLLATERAL. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests created by the Security Documents.

         COMMITMENT. With respect to each Revolving Credit Lender, the amount determined by multiplying such Lender's Commitment Percentage by the Total Commitment specified in SECTION 2.1 hereof as the amount of such Revolving Credit Lender's commitment to make Revolving Credit Loans to, to participate in the making of Swing Line Loans to and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrowers, as the same may be reduced or increased in accordance with the terms hereof from time to time; or if such commitment is terminated pursuant to the provisions hereby, zero.

         COMMITMENT FEE. See SECTION 5.1.

         COMMITMENT PERCENTAGE. With respect to each Revolving Credit Lender, the percentage set forth beside its name on SCHEDULE 1 (subject to adjustment in accordance with SECTION SECTION 2.2.2 and 18) as such Revolving Credit Lender's percentage of the aggregate Commitments of all of the Revolving Credit Lenders.

         COMPLIANCE CERTIFICATE. See SECTION 7.4(c).

         CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, consolidated in accordance with GAAP.

         CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES OR EBIT. For any period, the actual reported Consolidated Net Income (or Deficit) of the Borrowers, PLUS (a) interest expense for such period and (b) income taxes for such period, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, PROVIDED THAT, EBIT (PLUS nonrecurring private company expenses that are (A) discontinued or adjusted upon acquisition by the Parent or its Subsidiaries, such as owner compensation and adjustments to depreciation to conform to the Parent's accounting treatment, and (B) approved by the Administrative Agent) of the Subsidiaries of the Parent acquired during the period reported in the most recent financial statements delivered to the Lenders pursuant to SECTION 7.4 shall be included in the calculation of EBIT if (i) the financial statements of such acquired Subsidiaries have been audited, or with the consent of the Administrative Agent, reviewed, by Accountants for the most recent fiscal year ended of such acquired Subsidiaries, a portion of which fiscal year is sought to be included in the calculation of EBIT, or (ii) the Administrative Agent consents to such inclusion after being furnished with other acceptable financial statements, (such statements accepted under (i) and (ii) hereof are referred to as "Acceptable Financials") and (iii) a Compliance Certificate and other appropriate documentation, in form and substance satisfactory to the Administrative Agent, certifying the historical operating results and balance sheet of the acquired companies are provided to the Administrative Agent.

         CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION OR EBITDA. For any period, EBIT PLUS (a) depreciation expense for such period and (b) amortization expense relating to intangible assets for such period, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, PROVIDED THAT, EBITDA of the Subsidiaries of the Parent acquired during the period reported in the most recent financial statements delivered to the Lenders pursuant to
SECTION 7.4 (plus adjustments approved by the Administrative Agent as set forth in the definition of EBIT) shall be included in the calculation of EBITDA (without duplication).

         CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, LESS, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable.

         CONSOLIDATED TANGIBLE ASSETS. All accounts receivable, inventory (including rental inventory), property, plants and equipment, (including titled equipment) of the Borrowers on which the Administrative Agent for the benefit of the Lenders and the Administrative Agent has a first priority perfected security interest (other than perfection of titled equipment unless required by SECTION 7.19), and which in any case are subject to no other liens, encumbrances, restrictions or other security interests of any kind, determined on a consolidated basis in accordance with GAAP.

         CONSOLIDATED TOTAL ASSETS. The sum of (i) all assets ("consolidated balance sheet assets") of the Borrowers determined on a consolidated basis in accordance with GAAP, PLUS (ii) without duplication, all assets leased by Borrowers as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, PLUS (iii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

         CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrowers and all other Indebtedness of the Borrowers, whether or not so classified.

         CREDIT AGREEMENT. This Second Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, as amended and in effect from time to time.

         DEFAULT. See SECTION 13.

         DELINQUENT LENDER. See SECTION 15.6.3.

         DISPOSAL (or DISPOSED). See definition of Release.

         DISTRIBUTION. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person (other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be); the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

         DOCUMENTATION AGENT.  See Preamble.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with SECTION
SECTION 2.5 or 3.6.2 or the date that any draft or other form of demand for payment is honored with respect to a Letter of Credit.

         EBIT. See definition of Consolidated Earnings Before Interest and
Taxes.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

         ELIGIBLE ASSIGNEE. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) an Eligible Foreign Bank; and (iv) any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld.

         ELIGIBLE FOREIGN BANK. (a) Any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, PROVIDED THAT such bank is acting through a branch or agency located in the Cayman Islands, in the country in which it is organized or another country which is also a member of the OECD; or (b) the central bank of any country which is a member of the OECD.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
SECTION 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS.  See SECTION 6.16(a).

         EPA. See SECTION 6.16(b).

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with any Borrower under SECTION 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of SECTION 4043 of ERISA and the regulations promulgated thereunder.

         EURODOLLAR BUSINESS DAY. Any Business Day on which dealings in foreign currency and exchange are carried on among banks in London, England or such other eurodollar interbank market as may be selected by the Administrative Agent and approved by the Majority Lenders.

         EURODOLLAR INTEREST DETERMINATION DATE. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

         EURODOLLAR LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

         EURODOLLAR OFFERED RATE. The rate per annum at which deposits of dollars are offered to the Administrative Agent by prime banks in the London interbank market or other eurodollar market as may be selected by the Administrative Agent and approved by the Majority Lenders, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date, for a period equal to the requested Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Rate.

         EURODOLLAR RATE. The rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Administrative Agent with respect to an Interest Period in accordance with the following formula:

                  Eurodollar Rate =  Eurodollar Offered Rate
                                     -----------------------
                                         1-Reserve Rate

         EVENT OF DEFAULT. See SECTION 13.

         FEE LETTER. See SECTION 10.8.

         FUNDED DEBT. Consolidated Indebtedness of the Borrowers for borrowed money, every obligation of such Person issued or assumed as the deferred purchase price of assets or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue in accordance with their terms or the Borrowers' normal trade practices as applicable, or which are being contested in good faith), and guarantees of such Indebtedness, recorded on the consolidated balance sheet of the Borrowers, including reimbursement obligations of the Borrowers with respect to letters of credit which are due and owing and the amount of any Indebtedness of such Persons for Capitalized Leases which corresponds to principal.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. (i) When used in
SECTION 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of SECTION 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         HAZARDOUS SUBSTANCES.  See SECTION 6.16(b).

         INDEBTEDNESECTION As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i)  every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any Synthetic
         Lease,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively, "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights which obligations may be required to be exercised prior to the Term Loan Maturity Date,

                  (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (x) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers) thereof, excluding amounts representative of yield or interest earned on such investment, (y) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. SECTION 24, Seventh), as amended.

         INTEREST PERIOD. With respect to each Eurodollar Loan:

                  (a) initially, the period commencing on the date of the making of a Eurodollar Loan or the conversion from a Base Rate Loan into a Eurodollar Loan and ending one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrowers in a Loan and Letter of Credit Request; and

                  (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period and shall end one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrowers in a Loan and Letter of Credit Request;

                  PROVIDED, HOWEVER, that whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         ISSUANCE FEE.  See SECTION 5.1(b).

         JOINDER AGREEMENT.  See SECTION 7.16(a).

         LASALLE.  See Preamble.

         LEASE. Any lease, master lease, sublease, chattel paper, installment sales agreement or rental agreement (including progress payment authorizations), including any and all schedules, supplements and amendments thereto and modifications thereof.

         LENDERS. The Revolving Credit Lenders and/or Term Loan Lenders, as applicable.

         LESSEE. The lessee under a Lease.

         LETTER OF CREDIT APPLICATIONS. Letter of Credit Applications in such form as may be agreed upon by the Borrowers and the Administrative Agent from time to time which are entered into pursuant to SECTION 4 hereof, as such Letter of Credit Applications are amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

         LETTER OF CREDIT FEE. See SECTION 5.1(b).

         LETTER OF CREDIT PARTICIPATION. See SECTION 4.1(b).

         LETTERS OF CREDIT. Standby Letters of Credit issued or to be issued by the Administrative Agent under SECTION 4 hereof or under the Prior Credit Agreement for the account of the Borrowers.

         LOAN AND LETTER OF CREDIT REQUEST.  See SECTION 2.6.

         LOAN DOCUMENTS. This Credit Agreement, the Joinder Agreement(s), the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents and Fee Letter, each as amended and in effect from time to time.

         LOANS. Revolving Credit Loans, Swing Line Loans and the Term Loan made or to be made by the Lenders to the Borrowers hereunder.

         LOAN PERCENTAGE. With respect to each Lender, such Lender's portion of and participating interests in (calculated as a percentage) the sum of (i) the outstanding principal amount of the Revolving Credit Loans on such date, (ii) the outstanding principal amount of the Term Loan on such date, (iii) the outstanding principal amount of the Swing Line Loans on such date, (iv) the Maximum Drawing Amount of Letters of Credit and any unpaid Reimbursement Obligations on such date and, (v) with respect to the definition of Majority Lenders and SECTION 15.8 only, the unused Commitments on such date.

         MAJORITY LENDERS. As of any date, the Lenders whose aggregate percentages constitute at least fifty-one percent (51%) of the Loan Percentage, PROVIDED that for purposes of this definition "Lender" shall not include any Delinquent Lender until such Delinquent Lender is no longer deemed a Delinquent Lender under SECTION 15.6.3.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to terms of the Letters of Credit.

         MAXIMUM RATE. With respect to each Lender, the maximum lawful nonusurious rate of interest (if any) which under Applicable Law such Lender may charge the Borrowers on the Loans and other Obligations from time to time.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
SECTION 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         NOTES. The Revolving Credit Notes, Swing Line Note and Term Notes.

         OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers to any of the Lenders or the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents, or under any Swap Contract between the Borrowers and any Lender, or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Letter of Credit Applications, the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

         OMNIBUS SECURITY AMENDMENT. The Omnibus Amendment to Security Documents dated as of the date hereof, among the Borrowers and the Administrative Agent.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by SECTION 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreement.

         PERMITTED LIENS. See SECTION 8.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PRICING RATIO. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending June 30, 1998, the ratio of (a) Funded Debt as at the end of such quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

         PRICING TABLE:

                                        APPLICABLE    APPLICABLE    APPLICABLE      APPLICABLE      APPLICABLE
   LEVEL          PRICING RATIO         EURODOLLAR    BASE RATE     L/C MARGIN    COMMITMENT RATE   EURODOLLAR
                                         REVOLVER       MARGIN      (PER ANNUM)     (PER ANNUM)      TERM LOAN
                                          MARGIN     (PER ANNUM)                                      MARGIN
                                       (PER ANNUM)                                                  (PER ANNUM)
     1          Less than 2.75:1          1.75%         0.00%          1.75%          0.375%           2.25%

     2      Greater than or equal to      2.00%         0.00%          2.00%          0.375%           2.50%
              2.75:1 but less than
                     3.25:1

     3      Greater than or equal to      2.25%         0.00%          2.25%          0.375%           2.75%
              3.25:1 but less than
                     4.25:1

     4      Greater than or equal to      2.50%         0.25%          2.50%          0.375%           2.75%
                     4.25:1

Any change in the applicable margin shall become effective on the first day after receipt by the Lenders of financial statements delivered pursuant to
SECTION 7.4(a) or (b) which indicate a change in the Pricing Ratio or, with respect to the Eurodollar Applicable Margin, on the first day of each Interest Period which begins three (3) or more days after receipt of such financial statements. If at any time such financial statements are not delivered within the time periods specified in SECTION 7.4(a) or (b), the applicable margin shall be the highest rate set forth in the respective column of the Pricing Table, subject to adjustment prospectively upon actual receipt of such financial statements.

         Notwithstanding the above, the initial pricing set forth in Level 3 of the Pricing Table above shall be effective from the Closing Date until the delivery to the Agent of a Compliance Certificate for the fiscal quarter ending September 30, 1998.

         PRIOR CLOSING DATE. June 29, 1998.

         PRIOR CREDIT AGREEMENT. See Preamble.

         RCRA. See definition of Release.

         REAL PROPERTY. All real property heretofore, now, or hereafter owned or leased (as lessee or sublessee) by any Borrowers.

         REGISTER. See SECTION 18.3.

         REIMBURSEMENT OBLIGATION. The Borrowers' joint and several obligations to reimburse the Administrative Agent and the Revolving Credit Lenders on account of any drawing under any Letter of Credit as provided in SECTION 4.2.

         RELEASE. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. SECTION SECTION 9601 ET seq. ("CERCLA") and the terM "DISPosal" (oR "DISPosed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. SECTION SECTION 6901 ET seq. ("RCRA") and regulations promulgated thereunder; PROVIDED THAT in the event either CERCLA or RCRA is amended so as to amend the meaning of any term defined thereby, such amended meaning shall apply as of the effective date of such amendment and PROVIDED FURTHER, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

         REQUIRED REVOLVING CREDIT LENDERS. As of any date, the Revolving Credit Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment, or if the Commitments have been terminated, at least fifty-one percent (51%) of the sum of the Revolving Credit Loans outstanding PLUS participating interests in the Maximum Drawing Amounts of Letters of Credit outstanding PLUS Swing Line Loans outstanding PLUS unpaid Reimbursement Obligations in respect of Letters of Credit outstanding.

         REPLACEMENT LENDER. See SECTION 5.11.

         REPLACEMENT NOTICE. See SECTION 5.11.

         RESERVE RATE. The rate, expressed as a decimal, at which the Lenders would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Lenders to fund Eurodollar Loans, if such liabilities were outstanding. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

         REVOLVING CREDIT LENDERS. Each of the Lenders holding a Commitment as set forth on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Revolving Credit Lender pursuant to SECTION 18.

         REVOLVING CREDIT LOANS. Revolving credit loans converted, made or to be made by the Revolving Credit Lenders to the Borrowers pursuant to SECTION 2.

         REVOLVING CREDIT MATURITY DATE. June 29, 2001, or such earlier date on which the Obligations become due and owing.

         REVOLVING CREDIT NOTES. Collectively, the amended and restated promissory notes of the Borrowers executed and delivered to the Revolving

Credit Lenders pursuant to the Prior Credit Agreement (except with respect to the Revolving Credit Note issued by the Borrowers to NationsBank, N.A., which shall be dated as of the Closing Date), evidencing the Revolving Credit Loans hereunder and the promissory notes of the Borrowers executed and delivered to any Person who becomes an assignee of any rights and obligations of a Revolving Credit Lender pursuant to SECTION 18, in each case in substantially the form of EXHIBiT A-1 hereto. All references in the Revolving Credit Notes to the Prior Credit Agreement shall be deemed to refer to this Credit Agreement.

         SEC. The Securities and Exchange Commission or any successor thereto.

         SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         SECURITIES ACT.  The Securities Act of 1933, as amended.

         SECURITY AGREEMENT. The Security Agreement, dated as of March 18, 1998, among the Borrowers and the Administrative Agent, as supplemented, amended and effective from time to time.

         SECURITY DOCUMENTS. The Security Agreement, the Stock Pledge Agreements, the Omnibus Security Amendment, the notices to banks of the Administrative Agent's security interest for the benefit of the Lenders and the Administrative Agent in the Borrowers' bank accounts and any other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document or evidencing or perfecting the Administrative Agent's lien on the assets of the Borrowers for the benefit of the Lenders.

         SENIOR FUNDED DEBT. At any time of determination, the result of Funded Debt MINUS the aggregate principal amount of Subordinated Debt outstanding as of such date.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Revolving Credit Lenders to or from the Administrative Agent in accordance with SECTION 2.8 hereof to the extent necessary to cause each such Lender's actual share of the outstanding amount of the Revolving Credit Loans to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans, in any case when, prior to such action, the actual share is not so equal.

         SETTLEMENT AMOUNT. See SECTION 2.8(b).

         SETTLEMENT DATE. See SECTION 2.8(b).

         SETTLING LENDER.  See SECTION 2.8(b).

         SKYREACH ACQUISITION. The acquisition by the Parent of certain stock or assets of Sky Reach Equipment, Ltd. pursuant to the Sky Reach Documents.

         SKYREACH DOCUMENTS. The purchase agreement to be entered among the Parent and certain sellers thereto, including all exhibits and schedules thereto, and all other agreements and documents required to be entered into or delivered pursuant thereto or in connection with the SkyReach Acquisition, each in form and substance satisfactory to the Administrative Agent.

         STOCK PLEDGE AGREEMENTS. The several Stock Pledge Agreements between the Parent and/or certain of its Subsidiaries and the Administrative Agent in form and substance satisfactory to the Administrative Agent, as amended and in effect from time to time, pursuant to which 100% of the capital stock of each such Subsidiary of the Parent is pledged to the Administrative Agent for the benefit of the Lenders.

         SUBORDINATED DEBT. Collectively (1) the Subordinated Debt Offering and
(2) other unsecured Indebtedness of the Parent that is expressly subordinated and made junior to the payment and performance in full of the Obligations with all principal payments amortizing after the Revolving Credit Maturity Date, and evidenced as such by Subordinated Debt Documents.

         SUBORDINATED DEBT DOCUMENTS. Collectively, (1) the Subordinated Debt Offering Documents, (2) the Unsecured Convertible Subordinated Promissory Notes issued by the Parent to Bode-Finn Limited Partnership and Raymond E. Mason Foundation in connection with the Parent's acquisition of The Bode-Finn Company, dated April 30, 1998 in the aggregate principal amount of $8,080,000 and $1,920,000 respectively (the "Bode-Finn Notes"), and (3) other written agreements containing subordination provisions substantially similar to those attached hereto as EXHIBIT G.

         SUBORDINATED DEBT OFFERING. The unsecured Indebtedness of the Parent issued or to be issued pursuant to a high-yield debt offering, either pursuant to a public offering of debt securities or a private placement of debt securities on terms no less favorable to the Lenders than terms of "market" public debt, in each case with all principal payments amortizing after the Term Loan Maturity Date and on other terms acceptable to the Administrative Agent and made junior to the payment and performance in full of the Loans on terms satisfactory to the Administrative Agent.

         SUBORDINATED DEBT OFFERING DOCUMENTS. The documents evidencing a Subordinated Debt Offering, each in form and substance satisfactory to the Administrative Agent.

         SUBSIDIARY. Any corporation, association, trust, partnership, limited liability company or other business entity of which the designated parent shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding capital stock or other interest entitled to vote generally.

         SWAP CONTRACTS. Any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

         SWING LINE LOANS. Loans converted or made by BKB to the Borrowers pursuant to SECTION 2.8.

         SWING LINE NOTE. The promissory note of the Borrowers executed and delivered to BKB pursuant to the Prior Credit Agreement which shall evidence the Swing Line Loans hereunder, in substantially the form of EXHIBIT A-2. All references in the Swing Line Note to the Prior Credit Agreement shall be deemed to refer to this Credit Agreement.

         SYNTHETIC LEASE. Any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes.

         TERM LOAN. The term loan made or to be made by the Term Loan Lenders to the Borrowers on the Closing Date in the aggregate principal amount of $50,000,000 pursuant to SECTION 2.1.

         TERM LOAN LENDERS. Each of the Lenders holding a portion of the Term Loan as set forth on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Term Loan Lender pursuant to SECTION 18.

         TERM LOAN MATURITY DATE. September 24, 2004, or such earlier date on which the Obligations become due and owing.

         TERM LOAN PERCENTAGE. With respect to each Term Loan Lender, the percentage set forth on SCHEDULE 1 (subject to adjustment in accordance with SECTION 18 hereof) as such Lender's percentage of the Term Loan.

         TERM NOTES. See SECTION 3.2.

         TERM NOTE RECORD. A record with respect to a Term Note.

         TOTAL COMMITMENT. See SECTION 2.1.

         UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practices for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         YEAR 2000 COMPLIANCE. The risk that computer applications used by the Borrowers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

         SECTION 1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include," "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                  (h) Reference to a particular "SECTION " refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word

"from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be considered against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

         SECTION 2. THE REVOLVING CREDIT FACILITY.

         SECTION 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Revolving Credit Lenders severally agrees (i) on the Closing Date, to convert the revolving credit loans outstanding and owed under the Prior Credit Agreement into Revolving Credit Loans under this Credit Agreement and (ii) to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date to the Revolving Credit Maturity Date, upon notice by the Borrowers to the Administrative Agent given in accordance with SECTION 2.6, its Commitment Percentage of the Revolving Credit Loans as are requested by the Parent on behalf of the Borrowers, PROVIDED THAT the outstanding amount of Revolving Credit Loans (after giving effect to all amounts requested), Swing Line Loans, unpaid Reimbursement Obligations, and the Maximum Drawing Amount shall not exceed a maximum aggregate amount outstanding of $260,000,000 at any time, as such amount may be reduced or increased, as the case may be, pursuant to SECTION
2.2 hereof (the "Total Commitment"). The Revolving Credit Loans shall be made PRO RATA in accordance with each Revolving Credit Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in
SECTION 10 and SECTION 11, as the case may be, have been satisfied on the date of such request.

         SECTION 2.2. REDUCTION AND INCREASE OF TOTAL COMMITMENT.

                      SECTION 2.2.1. REDUCTION OF TOTAL COMMITMENT.

                   (a) The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple of

$500,000 in excess thereof, or terminate entirely, the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Administrative Agent will notify the Revolving Credit Lenders promptly after receiving any notice of the Borrowers delivered pursuant to this SECTION 2.2.1. BKB will, on the Closing Date, convert all outstanding Swing Line Loans under the Prior Credit Agreement into Swing Line Loans hereunder.

                  (b) No reduction or termination of the Commitments once made may be revoked; the portion of the Commitments reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

                  SECTION 2.2.2.  INCREASE OF TOTAL COMMITMENT.

                  Unless a Default or Event of Default has occurred and is continuing, the Borrowers may request that the Total Commitment be increased by an aggregate amount of up to $5,000,000 provided that the Total Commitment shall not in any event exceed $265,000,000 hereunder, subject to the approval of the Administrative Agent, PROVIDED, HOWEVER, that (i) any Revolving Credit Lender which is a party to this Credit Agreement prior to such increase shall have the first option, and may elect, to fund its PRO RATA share of the increase, thereby increasing its Commitment hereunder, but no Revolving Credit Lender shall be required to do so, (ii) in the event that it becomes necessary to include a new Revolving Credit Lender to provide additional funding under this SECTION 2.2.2, such new Revolving Credit Lender must be reasonably acceptable to the Administrative Agent and the Borrowers, and (iii) the Revolving Credit Lenders' Commitment Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the Total Commitment and SCHEDULE 1 shall be amended to reflect such adjustments. Notwithstanding the above, an increase will not be made in the Total Commitment if such increase is prohibited pursuant to the terms of the Subordinated Debt.

         SECTION 2.3. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate Revolving Credit Notes, dated as of June 29, 1998, the Closing Date or such other date on which a Person may become a party hereto in accordance with SECTION 18 hereof, and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Revolving Credit Lender to make or cause to be made, in connection with a Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's records reflecting the making of such Revolving Credit Loan or the receipt of such payment (as the case may be). The outstanding amount of the Revolving Credit Loans set forth on such Lender's record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligation of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         SECTION 2.4. INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS. Except as otherwise provided in SECTION 5.6, the outstanding principal amount of the Revolving Credit Loans shall bear interest at the rate per annum equal to
(a) the Base Rate PLUS the Applicable Base Rate Margin on Base Rate Loans or (b) the Eurodollar Rate PLUS the Applicable Revolver Eurodollar Margin on Eurodollar Loans and the outstanding principal amount of the Swing Line Loans shall bear interest at the rate per annum equal to the Base Rate plus the Applicable Base Rate Margin. The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan and Swing Line Loan (i) quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter, commencing October 1, 1998, on Base Rate Loans, (ii) the last day of the applicable Interest Period, and if such Interest Period is longer than three
(3) months, also on the day which is three (3) months after the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Revolving Credit Maturity Date for all Revolving Credit Loans and Swing Line Loans.

         SECTION 2.4. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

                  (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Revolving Credit Loan (other than a Swing Line Loan) which is a Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that a requested Revolving Credit Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, PROVIDED THAT the Borrowers give notice to the Administrative Agent pursuant to SECTION 2.5(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrowers and the Revolving Credit Lenders, and each such notice to the Borrowers and the such Lenders shall be considered PRIMA FACIE correct and binding, absent manifest error.

                  (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give telephonic notice (confirmed by telecopy on the same Eurodollar Business Day) to the Administrative Agent not later than 1:00 p.m. (Boston time) of their election pursuant to SECTION 2.5(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Revolving Credit Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Administrative Agent notice of their election hereunder together with all of the other information required by this SECTION 2.5(b) with respect to any Revolving Credit Loan, such Revolving Credit Loan shall be deemed a Base Rate Loan. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Loan as such, then such Eurodollar Loan shall be automatically converted to a Base Rate Loan at the end of the then expiring Interest Period relating thereto.

                  (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Revolving Credit Maturity Date.

                  (d) All Revolving Credit Loans shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof. In no event shall the Borrowers have more than five (5) different maturities of Eurodollar Loans (whether Revolving Credit Loans or a portion of the Term Loan) outstanding at any time.

         SECTION 2.6. REQUESTS FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS. The Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of EXHIBIT C hereto) of each Revolving Credit Loan and Swing Line Loan requested hereunder (a "Loan and Letter of Credit Request") not later than (a) 11:00 a.m. (Boston time) on the day of the proposed Drawdown Date of any Loan which is a Base Rate Loan, or (b) 1:00 p.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan, or (c) 1:00 p.m. (Boston time) on the proposed Drawdown Date of funding of any Swing Line Loan, PROVIDED, HOWEVER, that the Borrowers shall not request any Eurodollar Rate Loan having an Interest Period longer than one (1) month until the date which is ninety (90) days following the Closing Date. Each such notice shall be given by the Borrowers and shall specify the principal amount of the Revolving Credit Loan and Swing Line Loan requested, if a Revolving Credit Loan, whether such Revolving Credit Loan is a Base Rate Loan or a Eurodollar Loan, the Drawdown Date of such Loan and shall include a current Loan and Letter of Credit Request reflecting the Maximum Drawing Amount and the outstanding Loans. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the applicable Revolving Credit Lenders on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of the Borrowers to the Lenders or the Administrative Agent in this Credit Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Credit Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan, or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties expressly relate solely to an earlier date). The Administrative Agent shall promptly notify each Revolving Credit Lender of each Loan and Letter of Credit Request (other than requests for Swing Line Loans only) received by the Administrative Agent and provide, upon request by any Lender, a monthly summary with respect to Letters of Credit issued hereunder.

         SECTION 2.7.  FUNDS FOR REVOLVING CREDIT LOANS

         (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Revolving Credit Lenders will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Revolving Credit Lender of such amount, and upon receipt of the documents required by SECTION SECTION 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers in immediately available funds the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Revolving Credit Lenders. The failure or refusal of any Revolving Credit Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Revolving Credit Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

         (b) The Administrative Agent may, unless notified to the contrary by any Revolving Credit Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Revolving Credit Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (ii) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence, absent manifest error, of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         SECTION 2.8.  SWING LINE LOANS; SETTLEMENTS.

         (a) Solely for ease of administration of the Revolving Credit Loans, BKB may, upon receipt of a Loan and Letter of Credit Request no later than 1:00 p.m. (Boston time) on the proposed date of funding, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Credit Agreement ("Swing Line Loans") for periods not to exceed seven (7) days in any one case, bearing interest as set forth in SECTION 2.4. The Swing Line Loans shall be evidenced by a Swing Line Note and shall each be in a minimum amount of $100,000 or greater, PROVIDED THAT the outstanding amount of Swing Line Loans advanced by BKB hereunder shall not exceed $15,000,000 at any time. Each Revolving Credit Lender shall remain severally and unconditionally liable to fund its PRO RATA share (based upon each Revolving Credit Lender's Commitment Percentage) of such Swing Line Loans on each Settlement Date and, in the event BKB chooses not to fund all Base Rate Loans requested on any date, to fund its Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of BKB. BKB will, on the Closing Date, convert all outstanding Swing Line Loans under the Prior Credit Agreement into Swing Line Loans hereunder.

         (b) The Revolving Credit Lenders shall effect Settlements on (i) the Business Day immediately following any day which BKB gives written notice to the Administrative Agent to effect a Settlement, (ii) the Business Day immediately following the Administrative Agent's becoming aware of the existence of any Default or Event of Default, (iii) the Revolving Credit Maturity Date, (iii) any date on which the Borrowers wish to convert a Swing

Line Loan into a Eurodollar Rate Loan, and (iv) in any event, the seventh day on which any Swing Line Loan remains outstanding (each such date, a "Settlement Date"). One (1) Business Day prior to each such Settlement Date, the Administrative Agent shall give telephonic notice to the Revolving Credit Lenders of (A) the respective outstanding amount of Revolving Credit Loans made by each Revolving Credit Lender as at the close of business on the prior day,
(B) the amount that any Revolving Credit Lender, as applicable (a "Settling Lender"), shall pay to effect a Settlement (a "Settlement Amount"). A statement of the Administrative Agent submitted to the Revolving Credit Lenders with respect to any amounts owing hereunder shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Lender shall, not later than 1:00 p.m. (Boston time) on each Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at the Administrative Agent's Head Office in the amount of such Lender's Settlement Amount. All funds advanced by any Revolving Credit Lender as a Settling Lender pursuant to this SECTION 2.8 shall for all purposes be treated as a Base Rate Loan to the Borrowers.

         (c) The Administrative Agent may (unless notified to the contrary by any Settling Lender by 12:00 noon (Boston time) one (1) Business Day prior to the Settlement Date) assume that each Settling Lender has made available (or will make available by the time specified in SECTION 2.8(b)) to the Administrative Agent its Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, effect Settlements. If the Settlement Amount of such Settling Lender is made available to the Administrative Agent on a date after such Settlement Date, such Settling Lender shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period TIMES (ii) such Settlement Amount TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to but not including the date on which such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 365. Upon payment of such amount such Settling Lender shall be deemed to have delivered its Settlement Amount on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Settling Lender's Settlement Amount as if such share were delivered on the Settlement Date. If such Settlement Amount is not in fact made available to the Administrative Agent by such Settling Lender within three (3) Business Days of such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers, with interest thereon at the Base Rate.

         (d) After any Settlement Date, any payment by the Borrowers of Swing Line Loans hereunder shall be allocated PRO RATA among the Revolving Credit Lenders, in accordance with such Lender's Commitment Percentage.

         SECTION 2.9. MATURITY OF THE REVOLVING CREDIT LOANS. The Revolving Credit Loans and Swing Line Loans shall be due and payable on the Revolving Credit Maturity Date. The Borrowers jointly and severally promise to pay on the Revolving Credit Maturity Date all Revolving Credit Loans and Swing Line Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         SECTION 2.10. MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS AND SWING LINE LOANS AND REIMBURSEMENT OBLIGATIONS.

         If at any time the sum of the outstanding amount of the Revolving Credit Loans PLUS the Swing Line Loans PLUS the Maximum Drawing Amount PLUS unpaid Reimbursement Obligations exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for application first, to any Swing Line Loans, second, to unpaid Reimbursement Obligations, third, to the Revolving Credit Loans, or if no Revolving Credit Loans shall be outstanding, to be held by the Administrative Agent as collateral security for the Reimbursement Obligations, PROVIDED, HOWEVER, that if the amount of cash collateral held by the Administrative Agent pursuant to this
SECTION 2.10 exceeds the amount of the Reimbursement Obligations, the Administrative Agent shall return such excess to the Borrowers. Each payment of any unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Revolving Credit Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Revolving Credit Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         SECTION 2.11. OPTIONal PREPAYMENtS oF REVOLVIng CREDiT LOANS AND SWING LINE LOANS. The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Revolving Credit Loans and Swing Line Loans, as a whole or in part, at any time without penalty or premium (other than the obligation to reimburse the Revolving Credit Lenders and the Administrative Agent pursuant to SECTION 5.8 hereof). The Borrowers shall give written notice to the Administrative Agent (or telephonic notice confirmed in writing) no later than (a) 1:00 p.m. (Boston time) on the Business Day of the proposed prepayment of any Base Rate Loan, (b) 1:00 p.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed prepayment of any Eurodollar Loan or (c) 1:00 p.m. (Boston time) on the Business Day of the proposed prepayment of any Swing Line Loan, in each case specifying the proposed date of prepayment of the Revolving Credit Loans or Swing Line Loans and the principal amount to be paid. Each such partial repayment of (i) the Revolving Credit Loans shall be in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) the Swing Line Loans shall be in the amount of $100,000 or a greater integral multiple of $10,000 in excess thereof, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Loans. Each partial prepayment of Revolving Credit Loans shall be allocated among the Revolving Credit Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Revolving Credit Lender's Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         3.  THE TERM LOAN.

         3.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Term Loan Lender agrees to lend to the Borrowers on the Closing Date the amount of its Term Loan Percentage of the principal amount of $175,000,000.

         3.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT B hereto (each a "Term Note"), dated the Closing Date (or such other date on which a Term Loan Lender may become a party hereto in accordance with SECTION 18 hereof) and completed with appropriate insertions. One Term Note shall be payable to the order of each Term Loan Lender in a principal amount equal to such Lender's Term Loan Percentage of the Term Loan and representing the obligation of the Borrowers to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Term Loan Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Term Loan Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         3.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrowers jointly and severally promise to pay to the Administrative Agent for the account of the Term Loan Lenders, in accordance with their respective Term Loan Percentages, the principal amount of the Term Loan in five consecutive payments equal to $1,750,000 each, such installments to be due and payable on each anniversary of the Term Loan, commencing on the first anniversary of such Term Loan, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         3.4. MANDATORY PREPAYMENTS. If at any time any of the Borrowers is required to make any prepayments of a Subordinated Debt Offering as a result of any sale or other disposition of assets otherwise permitted hereunder, the Borrowers shall, one Business Day prior to making such prepayment, prepay the Term Loan in an amount at least equal to such prepayment. Such prepayment of the Term Loan shall be allocated among the Term Loan Lenders in proportion in accordance with such Lenders' Term Loan Percentages. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         3.5. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty, PROVIDED that (i) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple of $500,000 thereof, (ii) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this SECTION
3.5 except on the last day of the Interest Period relating thereto, and (iii) each partial prepayment shall be allocated among the Term Loan Lenders in accordance with such Lenders' Term Loan Percentages. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         3.6.  INTEREST ON TERM LOAN.

         3.6.1. INTEREST RATES. Except as otherwise provided in SECTION 5.6, the outstanding principal amount of the Term Loan shall bear interest at the rate per annum equal to the Eurodollar Rate PLUS the Applicable Term Loan Eurodollar Margin on Eurodollar Loans. The Borrowers jointly and severally promise to pay interest on the Term Loan on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the day which is three (3) months after the commencement of such Interest Period, on Eurodollar Loans, and (ii) in any event, on the Term Loan Maturity Date, PROVIDED, HOWEVER, that the Borrowers shall not request any Eurodollar Rate Loan having an Interest Period longer than one (1) month until the Term Loan is fully syndicated (as determined by the Arranger).

         3.6.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan (or any portion thereof). After the Term Loan has been made, the provisions of SECTION
2.5 shall apply MUTATIS MUTANDIS with respect to all or any portion of the Term Loan so that the Borrowers may have the same Eurodollar interest rate option with respect to all or any portion of the Term Loan as they would be entitled to with respect to the Revolving Credit Loans, PROVIDED, HOWEVER, the Borrowers will have no more than 5 different maturities of Eurodollar Loans (whether Revolving Credit Loans or a portion of the Term Loan) outstanding at any time.

         3.6.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 in an integral thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which any regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date.

         SECTION 4.  LETTERS OF CREDIT.

         SECTION 4.1.  LETTER OF CREDIT COMMITMENTS.

         (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and the outstanding Revolving Credit Loans and Swing Line Loans and a Letter of Credit Application, the Administrative Agent, on behalf of the Revolving Credit Lenders with respect to each Revolving Credit Lender's Commitment Percentage and in reliance upon the agreement of the Revolving Credit Lenders set forth in
SECTION 4.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue, extend, and renew for the account of the Borrowers one or more standby letters of credit, in such form as may be requested from time to time by the Borrowers and agreed to by the Administrative Agent; PROVIDED, HOWEVER, that, after giving effect to such request, the Maximum Drawing Amount PLUS all unpaid Reimbursement Obligations shall not exceed the lesser of (i) $25,000,000 or (ii) the Total Commitment MINUS the aggregate outstanding amount of the Revolving Credit Loans and Swing Loan. No Letter of Credit shall have an expiration date later than the earlier of (i) one (1) year after the date of issuance of the Letter of Credit (which may incorporate automatic renewals for periods of up to one (1) year, PROVIDED THAT no later than thirty (30) days prior to the date of any automatic renewal the Administrative Agent may terminate such Letter of Credit), or (ii) fourteen (14) days prior to the Revolving Credit Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         (b) Each Revolving Credit Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage thereof, to reimburse the Administrative Agent on demand for the amount of each draft or other form of demand for payment paid by the Administrative Agent under each Letter of Credit issued. extended or renewed in accordance with the terms hereof to the extent that such amount is not reimbursed by the Borrowers pursuant to SECTION
4.2 (such agreement for a Revolving Credit Lender being called herein the "Letter of Credit Participation" of such Lender).

         (c) Each such payment made by a Revolving Credit Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under SECTION 4.2 in an amount equal to such payment. Each Revolving Credit Lender shall share in accordance with its participating interest in any interest which accrues pursuant to SECTION 4.2.

         (d) All Letters of Credit outstanding under the Prior Credit Agreement shall constitute Letters of Credit hereunder, as listed on SCHEDULE 4.1(d) hereto.

         SECTION 4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Revolving Credit Lenders to participate therein, the Borrowers hereby agree to reimburse or pay to the Administrative Agent with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder as follows:

         (a) on each date that any draft or other form of demand for payment presented under any Letter of Credit is honored by the Administrative Agent or the Administrative Agent otherwise makes payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Revolving Credit Lender in connection with any payment made by the Administrative Agent or any Revolving Credit Lender under, or with respect to, such Letter of Credit; PROVIDED HOWEVER, if the Borrowers do not reimburse the Administrative Agent on the Drawdown Date, such amount shall, provided that no Event of Default under SECTION SECTION 13(g) or 13(h) has occurred, become automatically a Revolving Credit Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum; and

         (b) upon the Revolving Credit Maturity Date or the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations in accordance with SECTION 13, an amount equal to the Maximum Drawing Amount, which amount shall be held by the Administrative Agent for the benefit of the Revolving Credit Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this SECTION 4.2 at any time from the date such amounts become due and payable (whether as stated in this SECTION 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in SECTION 5.6 for overdue principal on the Loans.

         SECTION 4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent shall promptly notify the Revolving Credit Lenders of the amount of any unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Revolving Credit Lender shall make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the weighted average, computed for the period referred to in clause (c) below, of the interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, TIMES (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment until the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 365. The responsibility of the Administrative Agent to the Borrowers and the Revolving Credit Lenders shall be only to determine that the documents (including any draft or other form of demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit in accordance with the Uniform Customs.

         SECTION 4.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this SECTION 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Administrative Agent, any Revolving Credit Lender or any beneficiary of a Letter of Credit. Subject to the obligations of the Revolving Credit Lenders pursuant to Article V of the Uniform Commercial Code and the obligations of the Administrative Agent pursuant to the last sentence of SECTION 4.3, the Borrowers further agree with the Administrative Agent and the Revolving Credit Lenders that the Administrative Agent and the Revolving Credit Lenders shall not be responsible for, and the Borrowers' Reimbursement

Obligations under SECTION 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Administrative Agent or any Revolving Credit Lender under or in connection with each Letter of Credit and the related drafts or other forms of demand for payment and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Administrative Agent or any Revolving Credit Lender to the Borrowers.

         SECTION 4.5. RELIANCE BY ADMINISTRATIVE AGENT. To the extent not inconsistent with SECTION 4.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Revolving Credit Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Revolving Credit Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Credit Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         SECTION 5. CERTAIN GENERAL PROVISIONS.

         SECTION 5.1. FEES.

                  (a) COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the respective account of each Revolving Credit Lender, a fee (the "Commitment Fee") equal to the Applicable Commitment Rate MULTIPLIED BY the average daily amount of the unused portion of such Lender's Commitment during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 1998, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate. Prior to any Settlement, the Swing Line Loan shall not constitute usage of any Revolving Credit Lender's Commitment other than BKB.

                  (b) LETTER OF CREDIT FEES. The Borrowers shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Margin MULTIPLIED BY the Maximum Drawing Amount of each Letter of Credit. Such Letter of Credit Fee shall be payable to the Administrative Agent for the account of the Revolving Credit Lenders, to be shared PRO RATA by the Revolving Credit Lenders in accordance with their respective Commitment Percentages. The Borrowers shall also pay a fee (the "Issuance Fee") to the Administrative Agent, for its own account, equal to 0.125% per annum on the Maximum Drawing Amount of all Letters of Credit issued by the Administrative Agent, plus its customary administrative charges. The Letter of Credit Fee and the Issuance Fee shall be payable for the number of days each Letter of Credit is outstanding, and shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, and on the Revolving Credit Maturity Date.

                  (c) ADMINISTRATIVE AGENT'S FEES. The Borrowers shall pay to the Administrative Agent an Administrative Agent's fee, as previously agreed upon among the Borrowers and the Administrative Agent.

         SECTION 5.2.  PAYMENTS.

                  (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the applicable Lenders and the Administrative Agent, to be received at the Administrative Agent's Head Office in immediately available funds by 1:00 p.m. (Boston time) on any due date.

                  (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the applicable Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the applicable Lenders or the Administrative Agent to receive the same net amount which such Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Lender is organized outside of the United States, such Lender shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Lender or the Loans. The Borrowers will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                  (c) Whenever a payment or fee hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment or fee shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; PROVIDED THAT any Interest Period for any Eurodollar Loan which ends on a day that is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

         SECTION 5.3. COMPUTATIONS. All computations of interest on Base Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365-day year (or 366-day year, as applicable) and paid for the actual number of days elapsed. All computations of interest on Eurodollar Loans shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed.

         SECTION 5.4. CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent, and such Lender or the Administrative Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's or the Administrative Agent's Loans, Letter of Credit Participations or Letters of Credit, or commitment with respect thereto, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Lender or (as the case may be) the Administrative Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Administrative Agent in light of these circumstances. If the Borrowers and such Lender or the Administrative Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's or the Administrative Agent's reasonable determination, provide adequate compensation. Each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SECTION 5.5. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to SECTION 5.4 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be PRIMA FACIE evidence that such amounts are due and owing.

         SECTION 5.6. INTEREST AFTER DEFAULT. After and during the continuance of an Event of Default, interest on the Loans (and any overdue amounts payable hereunder or under any of the other Loan Documents) shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate PLUS, if applicable, the Applicable Base Rate Margin PLUS two (2) percentage points (2.00%) until such amount shall be paid in full (after, as well as before, judgment).

         SECTION 5.7. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therin which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

         SECTION 5.8. EURODOLLAR INDEMNITY. The Borrowers agree to indemnify the Lenders and the Administrative Agent and to hold them harmless from and against any loss, cost or expenses that the Lenders and the Administrative Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar

Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Lender or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, (b) a prepayment of principal on any Eurodollar Loan, including prepayments which are the result of acceleration by the Lenders, or (c) failure by the Borrowers to make a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to SECTION 2.5, SECTION 2.6 or 3.6.2 or (d) the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain any such Loans. Such loss or reasonable expense shall include an amount equal to (i) the excess, if any, as reasonably determined by each Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid, converted, not converted, or not borrowed, as the case may be (based on the Eurodollar Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

         SECTION 5.9. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Credit Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Administrative Agent or any Lender shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Lender or the Administrative Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Lender or the Administrative Agent shall determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting the Eurodollar interbank market generally, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Lender or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Lender or the Administrative Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Lender or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Parent (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by such Lender or the Administrative Agent, the obligation of such Lender or the Administrative Agent to make Eurodollar Loans shall be suspended until such Lender or the Administrative Agent determines that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period or such earlier periods as may be required by law, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

         SECTION 5.10. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit or participations therein, such Lender's Commitment or the Loans or participations therein (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by or participated in, or commitments of an office of any Lender, or

                  (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is:

                           (i) to increase the cost to any Lender of making,
funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit or participations therein, or

                           (ii) to reduce the amount of principal, interest,
Reimbursement Obligation or other amount payable to such Lender or the

Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans or any participations therein, or

                           (iii) to require such Lender or the Administrative
Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder;

then, and in each such case, the Borrowers will, upon demand made by such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum (after such Lender shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

         SECTION 5.11. REPLACEMENT OF LENDERS. If any Lender (an "Affected Lender") (i) makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to SECTION SECTION 5.4 or 5.10 or
(ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in SECTION 5.9, the Borrowers may, within 90 days of receipt of such demand or notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing SECTION 5.9 to be applicable), by notice in writing to the Administrative Agent and such Affected Lender (a "Replacement Notice") obtain a replacement lender satisfactory to the Administrative Agent (the "Replacement Lender") to assume the Affected Lender's Commitment and/or the Affected Lender's Term Loan Percentage of the Term Loan, as applicable, by (A) requesting the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment, as provided herein, but none of such Lenders shall be under an obligation to do so; or (B) designating a Replacement Lender reasonably satisfactory to the Administrative Agent. If any satisfactory Replacement Lender shall be obtained, and/or any of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, then such Affected Lender shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with SECTION 18, all of its Commitment, Loans, Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (ii) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under SECTION SECTION 5.4, 5.8, 5.9 and 5.10. Upon the effective date of such assignment, the Borrowers shall issue replacement Revolving Credit Notes or Term Notes, as applicable, to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Credit Agreement and the other Loan Documents.

         SECTION 5.12. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.
(a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 5.12), it being the intention of the parties hereto that all of the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each of the Borrowers under the provisions of this SECTION 5.12 constitute full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

         (e) Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 5.12, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this SECTION 5.12, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this SECTION 5.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this SECTION 5.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Lenders.

         (f) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (g) Each of Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced, received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the PRO RATA accounts of the Lenders (in accordance with each Lender's Loan Percentage) to be applied to repay (or be held as security for the repayment of) the Obligations.

         (h) The provisions of this SECTION 5.12 are made for the benefit of the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 5.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this SECTION 5.12 will forthwith be reinstated in effect, as though such payment had not been made.

         (i) Each of the Borrowers hereby appoints the Parent, the Parent hereby agrees, to act as its representative and authorized signor with respect to any notices, demands, communications or requests under this Credit Agreement or the other Loan Documents, including, without limitation, with respect to Loan and Letter of Credit Requests and Compliance Certificates and pursuant to SECTION 20 of this Credit Agreement.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers jointly and severally represents and warrants to the Lenders that on and as of the date of this Credit Agreement, each Drawdown Date, and the date of issuance of any Letter of Credit (with any disclosure on a schedule pursuant to this SECTION 6 applying to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

         SECTION 6.1.  CORPORATE AUTHORITY.

         (a) INCORPORATION; GOOD STANDING. Each Borrower (i) is a corporation duly organized, validly existing and in good standing or in current status under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower.

         (b) AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower, (iv) do not conflict with any provision of the corporate charter or bylaws of any Borrower, and (v) do not conflict with any provision of any agreement or other instrument binding upon any Borrower in a manner which is reasonably likely to have a materially adverse effect on the Borrowers taken as a whole.

         (c) ENFORCEABILITY. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained except filings required by the Security Documents which may not have been completed on the Closing Date but executed copies of which, if applicable, have been delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

         SECTION 6.3. TITLE TO PROPERTIES; LEASES. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         SECTION 6.4.  FINANCIAL STATEMENTS; SOLVENCY.

                  (a) There has been furnished to each of the Lenders audited consolidated financial statements of the Borrowers dated the Balance Sheet Date. Said financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrowers on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers involving material amounts, known to the officers of the Borrowers, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Lenders.

                  (b) The Borrowers on a consolidated basis (both before and after giving effect to the transactions contemplated by this Credit Agreement) are and will be solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

                  (c) Each Borrower has a fiscal year which is the twelve months ending on December 31 of each calendar year.

         SECTION 6.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or businesses of the Borrowers, taken as a whole, as shown on or reflected in the consolidated balance sheet of the Borrowers as of the Balance Sheet Date, or the consolidated statement of income for the fiscal period then ended. Since the Balance Sheet Date, there have not been any Distributions other than as permitted by SECTION 8.6 hereof.

         SECTION 6.6. PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each Borrower possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their businesses substantially as now conducted without known conflict with any rights of others.

         SECTION 6.7. LITIGATION. Except as shown on SCHEDULES 6.7 and 6.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of any Borrower, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any individual case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, taken as a whole, or materially impair the right of the Borrowers, taken as a whole, to carry on business substantially as now conducted, or result in any material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

         SECTION 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. No Borrower is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers, taken as a whole. No Borrower is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers, taken as a whole.

         SECTION 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. No Borrower is violating any material provision of (a) its charter documents or by-laws or
(b) any agreement or instrument by which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation in a manner which could have a materially adverse effect on the financial condition, properties or business of the Borrowers, taken as a whole.

         SECTION 6.10. TAX STATUS. Each Borrower has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that such Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         SECTION 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any Borrower a "registered investment company," or an "affiliated company" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any Borrower, or any rights relating thereto, other than financing statements covering assets acquired in acquisitions permitted under SECTION 8.4.1 for which the Borrowers are in the process of obtaining termination statements or amendments releasing the acquired assets covered thereunder, provided that the Borrowers have evidence in each case that the obligations secured by such liens have been discharged.

         SECTION 6.14. EMPLOYEE BENEFIT PLANS.

         (a) Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by
SECTION 412 of ERISA. Each Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
SECTION 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         (b) No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of SECTION 3(1) or SECTION 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I,
Part 6 of ERISA or the applicable state insurance laws. A Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

         (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of SECTION 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and no Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to SECTION 307 of ERISA or SECTION 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of SECTION 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

         (d) No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under SECTION 4201 of ERISA or as a result of a sale of assets described in SECTION 4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of SECTION 4241 or SECTION 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under SECTION 4041A of ERISA.

         SECTION 6.15. USE OF PROCEEDS.

                  SECTION 6.15.1. GENERAL. The proceeds of the Loans shall be used solely as follows: (a) to finance acquisitions permitted pursuant to
SECTION 8.4; and (b) for capital expenditures, working capital, and general corporate purposes. The Borrowers will use Letters of Credit solely for working capital and general corporate purposes.

                  SECTION 6.15.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  SECTION 6.15.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a
Section 20 Subsidiary and issued by or for the benefit of the Borrowers or other Affiliate of the Borrowers.

         SECTION 6.16. ENVIRONMENTAL COMPLIANCE. Each Borrower has investigated the past and present condition and usage of the Real Property and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as shown on SCHEDULE 6.16:

         (a) No Borrower, nor any operator of the Borrowers' properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

         (b) No Borrower has received notice from any third party, including, without limitation: any federal, state or local governmental authority, (i) that any of the Borrowers has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. SECTION 6903(5), any hazardous substances as defined by 42 U.S.C. SECTION 9601(14), any pollutant or contaminant as defined by 42 U.S.C. SECTION 9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any of the Borrowers has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

         (c) Except where it would not have a material adverse effect on the Borrowers taken as a whole, (i) no portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties in violation of any Environmental Law; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on such properties; and (v) in addition, when required under applicable Environmental Laws, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

         (d) None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         SECTION 6.17. PERFECTION OF SECURITY INTERESTS. Except as contemplated by SECTION 7.19 and subject to SECTION 8.4.1, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable under applicable law to establish and perfect the Administrative Agent's security interest in the Collateral. Subject to SECTION 8.4.1, the Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers' rights in the Collateral are free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         SECTION 6.18. TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDUlE 6.18 and arm's length transactions pursuant to which a Borrower makes payments in the ordinary course of business upon terms no less favorable than such Borrower could obtain from third parties, none of the officers, directors, or employees of any Borrower is presently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 6.19. SUBSIDIARIES. SCHEDULE 2 sets forth a complete and accurate list of the Subsidiaries of the Parent, including the name of each Subsidiary, the location of its chief executive office, its tax identification number, and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary listed on
SCHEDULE 2 is wholly owned by the Parent or a Subsidiary of the Parent and is a Borrower hereunder, 100% of the assets and stock or other equity interests of which have been pledged to the Administrative Agent on behalf of the Lenders pursuant to the Security Documents. The Parent has good and marketable title to all of the shares or other equity interests it purports to own of each such Subsidiary, free and clear in each case of any lien or encumbrance. All such shares have been duly issued and are fully paid and non-assessable. None of the Borrowers is engaged in any joint venture or partnership with any other Person.

         SECTION 6.20. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. Each Borrower has furnished the Administrative Agent copies, in each case true and complete as of the Closing Date, of its (a) charter and other incorporation documents and
(b) by-laws, each including any amendments thereto.

         SECTION 6.21. DISCLOSURE. None of this Credit Agreement, nor any of the other Loan Documents, nor any document or information furnished by the Borrowers in connection therewith contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower in the case of any document or information not furnished by the Borrowers) necessary in order to make the statements herein or therein not misleading. There is no fact known to any Borrower which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, or financial condition of any Borrower, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         SECTION 6.22. CAPITALIZATION.

         (a) As of the Closing Date, the authorized capital stock of the Parent consists of 250,000,000 shares of common stock (par value $0.01 per share) of which 44,360,335 shares are outstanding as of the Closing Date, and 5,000,000 shares of preferred stock (par value $0.01 per share) of which no shares are outstanding as of the Closing Date. All of such outstanding shares are fully paid and non-assessable.

         (b) The shares of the capital stock of the Borrowers (other than the Parent) pledged to the Administrative Agent pursuant to the Stock Pledge Agreements are held of record as set forth on ANNEX A to the Stock Pledge Agreements. Such capital stock constitutes, of record, 100% of the outstanding capital stock of each such Subsidiary, and, to the Borrowers' knowledge, on a fully-diluted basis, 100% of such outstanding capital stock.

         SECTION 6.23. YEAR 2000 COMPLIANCE. The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Compliance. Based on such review and program, the Year 2000 Compliance will not have a material adverse effect on their business and operations.

         SECTION 6.24. SUBORDINATED DEBT. The incurrence of Senior Funded Debt, including without limitation, the Term Loan, and the incurrence of Indebtedness pursuant to a Subordinated Debt Offering will not be prohibited pursuant to the terms of the then existing Subordinated Debt.

         SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers jointly and severally covenants and agrees that, so long as any Loan, Note or other Obligation is outstanding or the Lenders have any obligation to make Loans or participate in Loans or Letters of Credit, or the Administrative Agent has any obligation to issue, extend, or renew any Letters of Credit:

         SECTION 7.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         SECTION 7.2. MAINTENANCE OF OFFICES. The Parent will maintain its chief executive office at 450 E. Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida 33301, and each Borrower will maintain its chief executive offices at the location set forth on SCHEDULE 2, or at such other place in the United States as any Borrower shall designate upon 30 days' prior written notice to the Administrative Agent.

         SECTION 7.3. RECORDS AND ACCOUNTS. Each Borrower will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage Accountants as the independent certified public accountants of the Borrowers.

         SECTION 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Lenders:

         (a) as soon as practicable, but, in any event not later 90 days after the end of each fiscal year of the Parent, the consolidated and consolidating balance sheets of the Parent as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by the Accountants;

         (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers, copies of the consolidated and consolidating balance sheets and statement of operations of the Parent as at the end of such quarter, subject to year end adjustments, the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, with a certification by the principal financial or accounting officer of each Borrower (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof (subject to year-end adjustments) and the results of operations for the period then ended;

         (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of EXHIBIT D hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in SECTION SECTION 7, 8 and 9 hereof, as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance, PROVIDED THAT if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Lenders a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

         (d) annually or at such other time as may be requested by the Administrative Agent, copies of the financial statements, financial projections, annual budget, variance reports and business plan concerning the Borrowers in substantially the same form in which such information is supplied to the boards of directors of the Borrowers;

         (e) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrowers; and

         (g) from time to time, such other financial data and other information (including accountants' management letters) as the Lenders may reasonably request.

         Subject to SECTION 21 hereof, the Borrowers hereby authorize the Lenders to disclose any information obtained pursuant to this Credit Agreement to all appropriate governmental regulatory authorities where required by law; PROVIDED, HOWEVER, that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Lenders of any such information which the Borrowers have or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

         SECTION 7.5. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS Each
Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises and will not convert to a limited liability company except as determined by such Borrower's Board of Directors in its reasonable discretion and only after taking all actions that the Administrative Agent deems necessary or desirable under applicable law to continue the perfection and preservation of the Administrative Agent's security interest in the Collateral and the effectiveness of this Credit Agreement and the other Loan Documents with respect to such Borrower; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by such Borrower's Board of Directors in the exercise of its reasonable judgment and except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis; use its reasonable best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

         SECTION 7.6. MAINTENANCE OF PROPERTIES. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this section shall prevent the Borrowers from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of their business and which does not in the aggregate materially adversely affect the businesses of the Borrowers on a consolidated basis.

         SECTION 7.7. INSURANCE. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than that required under SECTION 8 of the Security Agreement. In addition, the Borrowers will furnish from time to time, upon the Administrative Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies.

         SECTION 7.8. TAXES The Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any material part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any material portion of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         SECTION 7.9.  INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS.

                  (a) Each Borrower will permit the Lenders, the Agent or any of their designated representatives, upon reasonable notice during normal business hours, to visit and inspect any of its properties, to examine its books of account (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, their officers, all at such times and intervals as the Administrative Agent or any Lender may reasonably request.

                  (b) No more frequently than once during each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, in each case upon reasonable notice and during normal business hours, the Borrowers will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent's obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) based on a review and audit of the rental equipment and inventory of the Borrowers, including verification of the existence and condition of the same, and such report shall be in form and substance satisfactory to the Administrative Agent. All such collateral reports shall be conducted and made at the expense of the Borrowers.

                  (c) Each Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Accountants and authorizes the Accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers. At the request of the Administrative Agent, each Borrower shall deliver a letter addressed to such Accountants instructing them to comply with the provisions of this SECTION 7.9(c).

         SECTION 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. Each Borrower will (i) comply with the provisions of its charter documents and by-laws, (ii) comply with the provisions of all agreements and instruments by which it or any of its properties may be bound except where noncompliance with such provisions would not have a materially adverse effect in the aggregate on the consolidated financial condition, properties or business of the Borrowers taken as a whole; and (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a materially adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers taken as a whole. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Lender or the Administrative Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers may fulfill any of their obligations hereunder, the Borrowers will immediately take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Lenders with evidence thereof.

         SECTION 7.11. ENVIRONMENTAL INDEMNIFICATION. Each Borrower covenants and agrees that it will indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims, expense, damage, loss or liability incurred by the Administrative Agent or any Lender (including all costs of legal representation incurred by the Administrative Agent and the Lenders) relating to (a) any release or threatened release of hazardous substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly disposed of hazardous substances. It is expressly acknowledged by each Borrower that this covenant of indemnification shall not include claims, expense, damage, loss or liability incurred by the Administrative Agent or any Lender based upon the Administrative Agent's or such Lenders' gross negligence or willful misconduct (other than gross or wilful misconduct which is attributed to the Administrative Agent or any Lender solely by nature of any interest it may have in the Real Property), and this covenant shall survive any foreclosure or any modification, release or discharge of the Loan Documents or the payment of the Loans and shall inure to the benefit of the Lenders, their successors and assigns.

         SECTION 7.12. FURTHER ASSURANCES. The Borrowers will cooperate with the Lenders and execute such further instruments and documents as the Lenders shall reasonably request to carry out to the Lenders' satisfaction the transactions contemplated by this Credit Agreement and the Loan Documents.

         SECTION 7.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrowers will give notice to the Administrative Agent and each of the Lenders in writing within thirty (30) days of becoming aware of any pending litigation or proceedings affecting any Borrower or to which any Borrower is or becomes a party (including without limitation any alleged violation of any Environmental
Law) involving an uninsured claim against any Borrower, wherein the potential liability is in excess of $1,000,000, and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Borrower in an amount in excess of $1,000,000.

         SECTION 7.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                  (a) The Borrowers will provide the Lenders with written notice as to any material cancellation or material change in any insurance of the Borrowers within ten (10) Business Days after the Borrowers' receipt of any notice (whether formal or informal) of such cancellation or change by any of their insurers.

                  (b) The Borrowers will promptly notify the Lenders in writing of any of the following events:

                  (i) upon any Borrower obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's operations, which violation could have a materially adverse effect on the Borrowers' operations taken as a whole; (ii) upon any Borrower obtaining knowledge of any potential or known Release or threat of Release of any Hazardous Substance at, from, or into the Real Property which any Borrower reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's or any Person's operation of the Real Property, (B) contamination on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower or any of its predecessors is alleged to have directly or indirectly Disposed of Hazardous Substances, which violation or Release in any such case could have a material adverse effect on the Real Property or on any Borrower's operations; or (iv) upon any Borrower obtaining knowledge that any material expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property.

         SECTION 7.15. NOTICE OF DEFAULT. The Borrowers will promptly notify the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation evidencing Indebtedness in excess of $1,000,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Lenders, describing the notice of action and the nature of the claimed default.

                  SECTION 7.16. NEW SUBSIDIARIES. (a) Any newly-created or acquired Subsidiary of the Parent permitted under SECTION 8.4 shall, within seven (7) days of being created or acquired, become a Borrower hereunder and become a party to the Security Documents by (i) signing a joinder agreement in substantially the form attached hereto as EXHIBIT F (the "Joinder Agreement"),
(ii) signing allonges to the Notes and (iii) providing such other documentation as the Lenders or the Administrative Agent may reasonably request, including, without limitation, documentation with respect to the conditions specified in
SECTION 10 hereof, and 100% of the stock or other equity interests and assets of such new Subsidiaries shall be pledged to the Administrative Agent for the benefit of the Lenders. In such event, the Administrative Agent is hereby authorized by the parties to amend SCHEDULE 2 to include such new Subsidiary.

         (b) The Parent shall at all times directly or indirectly through a Subsidiary own all of the shares of capital stock of each of the Borrowers (other than the Parent), and such shares shall at all times be pledged to the Administrative Agent pursuant to the Stock Pledge Agreements.

                  SECTION 7.17. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under SECTION 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under SECTION
SECTION 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under SECTION SECTION 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         SECTION 7.18. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in
SECTION 6.15.1 hereof.

         SECTION 7.19. TITLE AND REGISTRATION. If requested by the Majority Lenders and if the value of titled or registered equipment exceeds five percent (5%) of total net property plant and equipment, as shown on the Borrowers' consolidated financial statements in accordance with GAAP, within 30 days of such request, the Borrowers will cause such inventory and equipment, now owned or hereafter acquired by any of the Borrowers, which, under applicable law, is required to be registered, to be properly registered in the name of such Person and cause all inventory and equipment, now owned or hereafter acquired by any of the Borrowers, the ownership of which, under applicable law, is evidenced by a certificate of title, to be properly titled in the name of such Person and will cause the lien of the Administrative Agent to be properly noted on the certificates of title issued with respect to the equipment and inventory and deliver such certificates of title to the Administrative Agent in accordance with the terms of the Security Agreement.

         SECTION 7.20. INTEREST RATE PROTECTION. The Borrowers will, prior to December 31, 1998, purchase or enter a Swap Contract for not less than $175,000,000 of notional amount, on terms and conditions reasonably satisfactory to the Administrative Agent, PROVIDED, HOWEVER, that this SECTION 7.20 shall be satisfied if, prior to December 31, 1998, the Borrowers shall have received proceeds in an aggregate minimum amount of $175,000,000 pursuant to the Subordinated Debt Offering.

         SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each Borrower agrees that, so long as any Loan or any Note or other Obligation is outstanding or the Lenders have any obligation to make Loans or participate in Loans or Letters of Credit or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         SECTION 8.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers shall not become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

         (a) Indebtedness to the Lenders and the Administrative Agent arising under this Credit Agreement or the Loan Documents;

         (b) incurrence of guaranty, suretyship or indemnification obligations in connection with the Borrowers' performance of services for their respective customers in the ordinary course of their businesses;

         (c) Indebtedness of one Borrower to another then existing Borrower;

         (d) (i) purchase money Indebtedness incurred in connection with the acquisition after the Prior Closing Date of any real or personal property or under equipment leases or equipment chattel, (ii) existing Indebtedness of any Subsidiary acquired after the Prior Closing Date (the "Acquired Subsidiary") originally incurred by the Acquired Subsidiary in connection with the lease or acquisition of property or fixed assets used in the business of the Acquired Subsidiary; or with respect to industrial finance bonds issued to finance the purchase of such property or assets; (iii) other unsecured existing Indebtedness of any Acquired Subsidiary; (iv) Indebtedness with respect to obligations under Capitalized Leases or sale and leaseback transactions and (v) Indebtedness (other than Subordinated Debt) incurred in connection with acquisitions after the date hereof of any equity interest in, or assets of any Person owing to the seller(s) of such equity interests or assets; PROVIDED THAT (A) such acquisitions are otherwise permitted pursuant to SECTION 8.4; (B) the aggregate amount of such Indebtedness under this subsection (d) (including Indebtedness assumed in connection with the Sky Reach Acquisition) shall not exceed the greater of (x) $65,000,000 and (y) EBITDA for the four fiscal quarters most recently ended multiplied by 0.75 (calculated on a pro forma basis assuming any acquisition made at any time during such period had been completed at the beginning of such period) and (C) the incurrence of such Indebtedness would not otherwise create an Event of Default under SECTION 9;

         (e) Subordinated Debt, provided such Indebtedness is not amended or prepaid without the consent of the Majority Lenders;

         (f) Indebtedness existing as of the Prior Closing Date and listed and described on SCHEDULE 8.1 hereto;

         (g) additional unsecured Indebtedness of the Borrowers in an aggregate amount not to exceed $5,000,000; and

         (h) Indebtedness incurred in respect of Swap Contracts incurred pursuant to SECTION 7.20 hereof;

provided that if the creation, incurrence, assumption or existence of any Indebtedness would constitute an Event of Default under, or be prohibited pursuant to the terms of, the then existing Subordinated Debt, then the creation, incurrence, assumption or existence of such Indebtedness shall not be permitted hereunder.

         SECTION 8.2. RESTRICTIONS ON LIENS. The Borrowers shall not create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

         (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

         (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (c) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which such Borrower maintains adequate reserves;

         (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, PROVIDED THAT such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the applicable Borrower in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto as required by GAAP and PROVIDED FURTHER that such Borrower will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien;

         (e) Encumbrances on Real Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

         (f) Liens existing as of the Prior Closing Date and listed on SCHEDULE
8.2 on the terms and conditions in effect as of the date hereof (subject to the termination or amendment of certain liens as noted on such Schedule);

         (g) (i) previously existing Liens granted by acquired Subsidiaries with respect to asset financings (mortgages, Capitalized Leases, etc.) or industrial revenue bonds permitted under SECTION 8.1(d) on the terms and conditions in effect as of the date of the acquisition, and the replacement, extension or renewal of any such Lien PROVIDED THAT in each such case such Liens shall encumber only the property or assets so financed and shall not exceed the fair market value thereof and shall not have been incurred in contemplation of such acquisition; (ii) Liens in respect of Indebtedness to Sellers and Capitalized Leases permitted by SECTION 8.1(d); and (iii) purchase money security interests in or purchase money mortgages on real or personal property to secure purchase money Indebtedness of the type and amount permitted by SECTION 8.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and the replacement, extension or renewal of any such Lien encumbering no more than the property or assets encumbered by such Lien; and

         (h) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents.

         SECTION 8.3. RESTRICTIONS ON INVESTMENTS. The Borrowers shall not purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or other obligations or securities of, or any interest in, any other Person, or make or commit to make any acquisition under SECTION 8.4, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, other than:

         (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

         (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or Eligible Foreign Banks having unimpaired capital and surplus in excess of $250,000,000;

         (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

         (d) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (e) investments existing as of the Prior Closing Date and listed on
SCHEDULE 8.3;

         (f) loans, investments and advances by any Borrower in or to another Borrower;

         (g) investments with respect to Indebtedness permitted by SECTION 8.1(e); and

         (h) investments permitted under SECTION 8.4.

         SECTION 8.4.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  SECTION 8.4.1. MERGERS AND ACQUISITIONS. The Borrowers will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of, or asset or stock acquisitions between existing Borrowers (provided that the Parent will be the survivor of any such transaction between the Parent and another Borrower) and except as otherwise provided in this SECTION 8.4. Any Borrower may purchase or otherwise acquire all or substantially all of the assets or stock or other equity interests of any other Person PROVIDED THAT:

         (a) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in SECTION 9 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement, PROVIDED THAT a Compliance Certificate demonstrating such compliance shall have been provided to the Administrative Agent and, upon a request by any Lender, to such Lender, for any acquisition to be purchased for cash consideration (including deferred payments and the aggregate amount of all Funded Debt assumed) of an aggregate amount equal or greater than $15,000,000;

         (b) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

         (c) the business to be acquired is predominantly in the same lines of business as the Borrowers, or businesses reasonably related or incidental thereto;

         (d) the business to be acquired operates predominantly in the United States or Canada;

         (e) all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of the Parent which Subsidiary shall be a Borrower, 100% of the assets and stock or other equity interests of which have been or, simultaneously with such acquisition, will be pledged to the Administrative Agent on behalf of the Lenders or, in the case of a stock or other equity interest acquisition, the acquired company, within seven (7) days after such acquisition, shall become a Borrower or shall be merged with and into a wholly owned Subsidiary that is a Borrower and such newly acquired or created Subsidiary shall otherwise comply with the provisions of SECTION 7.16(a) hereof;

         (f) not later than seven (7) days prior to the proposed acquisition date of an acquisition requiring the consent of the Majority Lenders

(including without limitation, acquisitions under SECTION 8.4.1(j)), and not later than two (2) days prior to the proposed acquisition date of an acquisition not requiring the consent of the Majority Lenders, a copy of the purchase agreement, together with audited (if available, or otherwise unaudited) financial statements and projections for any Subsidiary to be acquired or created for the preceding two (2) fiscal years or such shorter period of time as such Subsidiary has been in existence shall have been furnished to the Administrative Agent; the Administrative Agent will, at the request of any Lender, deliver a copy of such agreement and projections to such Lender after the Administrative Agent's receipt thereof;

         (g) not later than seven (7) days prior to the proposed acquisition date of an acquisition requiring the consent of the Majority Lenders, and not later than two (2) days prior to the proposed acquisition date of an acquisition not requiring the consent of the Majority Lenders, each acquisition is preceded by the Borrowers' standard due diligence practices, summaries of which shall have been provided to the Administrative Agent; the Administrative Agent will, at the request of any Lender, deliver a copy of such summaries to such Lender after the Administrative Agent's receipt thereof;

         (h) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition;

         (i) if such acquisition is made by a merger, a Borrower shall be the surviving entity;

         (j) after giving effect to such acquisition, the cash consideration to be paid by the Borrowers in connection with such acquisition or series of related acquisitions (including deferred payments and the aggregate amount of all Funded Debt assumed) shall not exceed 5% of Consolidated Total Assets as of such date without the consent of Administrative Agent and the Majority Lenders; and

         (k) the Parent shall provide a certificate certifying that such acquisition has been completed substantially in accordance with the terms of its acquisition documents.

         Notwithstanding the restrictions contained in SECTION 8.4.1(j), the Sky Reach Acquisition shall be permitted under this Credit Agreement substantially on the terms and subject to the conditions set forth in the Sky Reach Documents, PROVIDED THAT the Borrowers shall have otherwise complied with the provisions of
SECTION 8.4.1. Upon completion of the Sky Reach Acquisition, the EBIT of Sky Reach shall be included in the calculation of EBIT under the Credit Agreement.

                  Notwithstanding anything herein to the contrary, the ability of the Borrowers to incur any Indebtedness in connection with any transaction permitted pursuant to this SECTION 8.4 shall be governed by SECTION 8.1.

                  SECTION 8.4.2. DISPOSITION OF ASSETS. The Borrowers will not become a party to or agree to or effect any sale or disposition of assets, other than (a) among existing Borrowers, (b) the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices and (c) so long as no Default or Event of Default shall have occurred and be continuing at the time of such disposition, the sale of rental equipment PROVIDED the net proceeds of such disposition are invested by the Borrowers within ninety (90) days of such disposition in the purchase of new rental equipment. The Administrative Agent will release its lien on the assets disposed of in accordance with this SECTION 8.4.2(b) and (c) and will deliver to the Borrowers' such evidence of such release as the Borrowers may reasonably request.

         SECTION 8.5. SALE AND LEASEBACK. None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Majority Lenders.

         SECTION 8.6. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. None of the Borrowers shall make Distributions except any Borrower may make Distributions to another Borrower PROVIDED no Default or Event of Default exists or would be created by the making of such Distribution. None of the Borrowers shall effect or permit any change in or amendment to any document or instrument pertaining to the terms of any Borrower's (other than the Parent's) capital stock.

         SECTION 8.7. EMPLOYEE BENEFIT PLANS. None of the Borrowers nor any ERISA Affiliate will:

         (a) engage in any "prohibited transaction" within the meaning of
SECTION 406 of ERISA or SECTION 4975 of the Code which could result in a material liability for any Borrower; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in SECTION 302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to SECTION 302(f) or SECTION 4068 of ERISA; or

         (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to SECTION 307 of ERISA or SECTION 401(a)(29) of the Code; or

         (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of SECTION 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         SECTION 8.8. NEGATIVE PLEDGES. The Borrowers shall not enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits any Borrower from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents.

         SECTION 8.9. BUSINESS ACTIVITIES. The Borrowers will not engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by any Borrower on the Closing Date and in related businesses.

         SECTION 8.10. TRANSACTIONS WITH AFFILIATES. The Borrowers will not engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of busineSECTION

         SECTION 8.11. SUBORDINATED DEBT. None of the Borrowers will amend, supplement or otherwise modify the terms of any of the Subordinated Debt without thirty (30) days prior written notice to the Administrative Agent and the Lenders of such change, and will not make any change which, in the opinion of the Administrative Agent, would be in any way materially adverse to the Lenders without the prior written consent of the Majority Lenders or prepay, redeem or repurchase any of the Subordinated Debt. Prior to the making of any scheduled payment of principal on any of the Subordinated Debt, the Borrowers shall deliver to the Administrative Agent and Lenders a Compliance Certificate demonstrating that on a pro forma basis after giving effect to the proposed payment and any borrowings needed to make such payment, assuming such payment and borrowing had been competed as of the last day of the fiscal quarter, the Borrowers are and shall continue to be in compliance with all of the covenants in SECTION 9 hereof. In the event that the Borrowers are unable to deliver such Compliance Certificate, the Borrowers shall prepay the Term Loan, at least one Business Day prior to making any payment on any Subordinated Debt, in an amount sufficient to bring the Borrowers into pro forma compliance with the covenants in SECTION 9 of the Credit Agreement. Each such payment on the Term Loan shall be allocated in the manner set forth in SECTION 3.4 of this Credit Agreement. Notwithstanding anything herein to the contrary, in no case may the Borrowers make any payment of principal, interest, or other amounts owing with respect to the Subordinated Debt if an Event of Default under SECTION 13.1(a) or (b) exists or would be created by the making of such payment.

         SECTION 8.12. FISCAL YEAR. None of the Borrowers will change the date of its fiscal year from that set forth in SECTION 6.4(c) hereof.

         SECTION 9. FINANCIAL COVENANTS. Each of the Borrowers covenants and agrees that, so long as any Loan, any Revolving Credit Note, Swing Line Note, Term Note, any Reimbursement Obligation or other Obligation is outstanding or the Lenders have any obligation to make Loans or participate in Loans or Letters of Credit or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         SECTION 9.1. LEVERAGE RATIO. Commencing with the fiscal quarter ending September 30, 1998, the ratio of (a) Funded Debt as at the end of any fiscal quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed 4.50:1.00.

         SECTION 9.2. SENIOR FUNDED DEBT TO EBITDA. Commencing with the fiscal quarter ending September 30, 1998, the ratio of (a) Senior Funded Debt as at the end of any fiscal quarter ending during a period described in the table below to
(b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed the ratio set forth in the following table:

                Period                                         Percentage
                ------                                         ----------

    Closing Date-September 30, 1998                             3.50:1.00
    October 1, 1998-June 30, 1999                               3.25:1.00
    July 1, 1999 and thereafter                                 3.00:1.00

         SECTION 9.3. INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending September 30, 1998, the Borrowers will not permit the ratio of (a) the sum of (i) actual reported EBIT (without adjustment) PLUS (ii) amortization expense relating to intangible assets to (b) Consolidated Total Interest Expense to be less than the ratio appearing opposite the relevant period in the table set forth below:

                     Period                                   Ratio
                     ------                                   -----

        July 1, 1998 - December 31, 1998                      1.75:1
        January 1, 1999 - December 31, 1999                   2.00:1
        January 1, 2000 and thereafter                        2.25:1

         The Interest Coverage Ratio shall be calculated on a cumulative quarterly basis for the fiscal quarters ending September 30, 1998 through December 31, 1998, and thereafter for the four fiscal quarters then ending.

         SECTION 9.4. TANGIBLE ASSETS TO SENIOR DEBT. The Borrowers will not permit at any time the ratio of (a) Consolidated Tangible Assets to (b) the sum of the Loans, unpaid Reimbursement Obligations and the Maximum Drawing Amount to be less than 1.00:1.

         SECTION 9.5. CONSOLIDATED NET WORTH. The Borrowers will not permit Consolidated Net Worth at any time to be less than $175,000,000 PLUS the sum of
(i) 50% of positive Consolidated Net Income for each fiscal quarter, beginning with the fiscal quarter ended September 30, 1998, and (ii) 100% of the net proceeds of any sale by the Borrowers of (A) equity securities issued by the Borrowers or (B) warrants or subscription rights for equity securities issued by the Borrowers.

         SECTION 9.6. CAPITAL EXPENDITURES. Capital Expenditures (other than for rental equipment inventory used in the ordinary course of business) for the fiscal years set forth below shall not exceed the amounts set forth opposite such fiscal year in the following table:

               Fiscal Year                            Amount
               -----------                            ------

                   1998                             $10,000,000
                   1999                             $20,000,000
                   2000                             $25,000,000



PROVIDED, HOWEVER, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not utilized, such unutilized amount may be utilized in the next succeeding fiscal year after application of the amount set forth in the table above, but not in any subsequent fiscal year.

         SECTION 10. CLOSING CONDITIONS. The obligations of the Lenders to convert the Loans under the Prior Credit Agreement into Revolving Credit Loans and to make the initial Loans, the Administrative Agent to issue any initial Letters of Credit, and the Lenders and the Administrative Agent otherwise be bound by the terms of this Credit Agreement shall be subject to the satisfaction of each of the following conditions precedent:

         SECTION 10.1. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders.

         SECTION 10.2. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents shall have been duly and effectively taken, and satisfactory evidence thereof shall have been provided to the Administrative Agent.

         SECTION 10.3. CERTIFICATE OF SECRETARY; GOOD STANDING CERTIFICATES. The Administrative Agent shall have received from each Borrower either (i) a certificate as to the good standing of such Borrower from the Secretary of State or other appropriate official of the state of its organization and from each state in which it is authorized to conduct business, in each case dated as of a recent date or (ii) a certificate stating that the good standing certificate previously delivered by such Borrower remains true, accurate and complete as of the Closing Date. The Administrative Agent shall also have received from each Borrower either (i) a certificate of its Secretary certifying the following attachments thereto: (a) a copy of its certificate or articles of incorporation or constitutive documents, in each case as amended to date, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, (b) a true, correct and complete copy of its by-laws, including all amendments thereto, and (c) a true, correct and complete copy of the resolutions of its board of directors authorizing the transactions contemplated hereunder and under the other Loan Documents or (ii) a certificate of its Secretary certifying that such documents previously delivered on the Prior Closing Date with respect to such Borrower is true, accurate and complete as of the Closing Date. Such Secretary's Certificate shall also give the name and bear a specimen signature of each individual who shall be authorized (i) to sign the Loan Documents on behalf of each Borrower; (ii) to make Loan and Letter of Credit Requests; and (iii) to give notices and to take other action on each Borrower's behalf under the Loan Documents.

         SECTION 10.4. VALIDITY OF LIENS. The Security Documents shall be effective to create and maintain in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests including, without limitation, notation of the Administrative Agent's lien on certificates of title as described in SECTION 7.19, shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         SECTION 10.5. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each Borrower either (i) a completed and fully executed Perfection Certificate or (ii) a certificate stating that the Perfection Certificate previously delivered by such Borrower is true, accurate and complete as of the Closing Date and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         SECTION 10.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received either (i) a certificate of insurance signed by the insurer or an agent authorized to bind the insurer dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the Borrowers' insurance coverage and naming the Administrative Agent as loss payee and additional insured as further provided in the Security Agreement or (ii) a certificate from the Borrowers stating that the insurance certificate previously delivered on the Prior Closing Date is true, accurate and complete as of the Closing Date.

         SECTION 10.7. LEGAL OPINIONS. The Administrative Agent shall have received a favorable legal opinion from counsel to the Borrowers, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, including but not limited to an opinion regarding noncontravention of the Loan Documents and the transactions contemplated herein and therein with the Subordinated Debt Documents.

         SECTION 10.8. PAYMENT OF FEES. The Borrowers shall have paid all fees owing to any of the Lenders or the Administrative Agent, as appropriate, including, without limitation, the fees and expenses of the Administrative Agent's counsel and the fees set forth in the fee letter dated September 17, 1998 (the "Fee Letter").

         SECTION 10.9. CLOSING CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct and (b) no Default or Event of Default has occurred and is continuing.

         SECTION 10.10. CONSENTS. The Borrowers shall have delivered to the Administrative Agent evidence that all requisite third-party consents to the transactions contemplated hereunder and under the other Loan Documents have been received.

         SECTION 10.11. SUBORDINATED DEBT DOCUMENTS. The Borrowers shall have delivered to the Administrative Agent true, correct and complete copies of the Subordinated Debt Documents in existence as of the Closing Date and such documents shall be in form and substance satisfactory to the Administrative Agent.

         SECTION 10.12. COMPLIANCE CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a duly executed and completed Compliance Certificate.

         SECTION 11. CONDITIONS OF ALL LOANS. The obligations of the Lenders to convert the Loans under the Prior Credit Agreement into Revolving Credit Loans hereunder and to make or extend any Loan and of the Administrative Agent to issue, extend or renew any Letter of Credit on or after the Closing Date, shall also be subject to the following conditions precedent:

         SECTION 11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of any Drawdown Date or the issuance, extension or renewal of any Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         SECTION 11.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by the Borrowers prior to or at the time of any Loan, and at the time of any Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan and each request for issuance, extension or renewal of a Letter of Credit subsequent to the Closing Date shall constitute certification by the Borrowers that the conditions specified in SECTIONS 11.1 and 11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

         SECTION 11.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of any Lender would make it illegal for such Lender to make Loans hereunder or to participate in the issuance, extension or renewal of letters of credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

         SECTION 11.4. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in form and substance reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         SECTION 11.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all documents incident thereto shall have been delivered to the Lenders in form and substance satisfactory to the Lenders, the Administrative Agent and its counsel, including without limitation a Loan and Letter of Credit Request in the form attached hereto as EXHIBIT C, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent or any Lender may reasonably request.

         SECTION 12. COLLATERAL SECURITY. The Obligations shall be secured by
(a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all assets of each Borrower (other than perfection of titled or registered equipment unless perfection is required pursuant to SECTION 7.19), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Borrower is a party and (b) a pledge of one hundred percent (100%) of the stock or other equity interests of each Subsidiary of the Parent pursuant to the terms of the Stock Pledge Agreements.

         SECTION 13. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

         SECTION 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

         (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the Revolving Credit Maturity Date, Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment (including, without limitation, any prepayments required by SECTIONS 3.4 or 8.11);

         (b) the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Revolving Credit Maturity Date, Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

         (c) any Borrower shall fail to comply with any of the covenants contained in SECTIONS 7.1, the first clause of 7.5, 7.15, 7.16, 7.19, 8 or 9;

         (d) any Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within thirty (30) days after the earlier to occur of (i) written notice of such failure has been given to the Borrowers by the Administrative Agent or any Lender or (ii) the date on which any Borrower knew or should have known about such event;

         (e) any representation or warranty contained in this Credit Agreement, any of the Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or repeated;

         (f) any Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money (other than the Obligations) or any guaranty with respect thereto in an aggregate amount greater than $1,000,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $1,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

         (g) any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower and such Borrower indicates its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within ninety (90) days following the filing thereof;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments, undischarged, unsatisfied and unstayed against the Borrowers, exceeds in the aggregate $1,000,000 after taking into account any undisputed insurance coverage;

         (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part, other than payments made in compliance with SECTION 3.4 hereof;

         (k) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of SECTION 302(f)(1) of ERISA), PROVIDED THAT the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

         (l) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (m) (i) the Parent shall at any time, legally or beneficially own less than one hundred percent (100%) of the shares of the capital stock of each other Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Borrower; or (ii) except as set forth on SCHEDULE 13.1(m) any person or group of persons

(within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED THAT in the event of any Event of Default specified in SECTIONS 13(g), 13(h) or 13(j) all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender. Upon demand by the Required Revolving Credit Lenders after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Administrative Agent cash in an amount equal to the Maximum Drawing Amount, to be held by the Administrative Agent as collateral security for the Letter of Credit Obligations, PROVIDED THAT in the event of any Event of Default specified in SECTIONS 13(g), 13(h) or 13(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

         SECTION 13.2. TERMINATION OF COMMITMENTS. If any Event of Default shall occur, the Administrative Agent may, and at the request of the Required Revolving Credit Lenders shall, by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Revolving Credit Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit for the account of the Borrowers hereunder, PROVIDED THAT in the event of any Event of Default specified in SECTIONS
13(g), 13(h) or 13(j), the Total Commitment shall forthwith terminate and each of the Revolving Credit Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit automatically and without any requirement of notice from the Administrative Agent or any Lender. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Revolving Credit Lenders hereunder or elsewhere.

         SECTION 13.3. REMEDIES. Subject to SECTION 14, in case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to SECTION 13.1, each Lender may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including, without limitation, as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Lender, PROVIDED THAT, if any of the Collateral is Real Property located in California, Louisiana or any other state or province having a one form of action rule or any rule which might impair the Collateral, then prior to initiating any such proceeding, such Lender shall have supplied the Administrative Agent with opinions of nationally recognized law firms specializing in California law, Louisiana law, and the law of any other state or province, as applicable, having a one form of action rule to the effect that actions by such Lender under such circumstances shall not constitute an action for purposes of such state's or province's one form of action rule or in any other way impair the Collateral. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                           (a) First, to the payment of, or (as the case may be)
                  the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, fees, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                           (b) Second, notwithstanding anything to the contrary
                  set forth herein, to the payment of the Lenders, be distributed PARI PASSU in accordance with the aggregate outstanding principal amount of, or held as cash collateral for, the Obligations (including the Maximum Drawing Amount of Letters of Credit outstanding) owing to each Lender divided by the aggregate outstanding principal amount of all Obligations (including the Maximum Drawing Amount of Letters of Credit outstanding), PROVIDED that upon the expiration or termination of any Letters of Credit, the Maximum Drawing Amount which has been included in calculating outstanding Obligations and any cash collateral held for the benefit of the Revolving Credit Lenders in respect thereto will be redistributed PARI PASSU to the Lenders in accordance with this paragraph (b);

                           (c) Third, upon payment and satisfaction in full or
                  other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to SECTION 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                           (d) Fourth, the excess, if any, shall be returned to
                  the Borrowers or to such other Persons as are entitled thereto.

         SECTION 14. SETOFF. Regardless of the adequacy of any Collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to any Borrower and any securities or other property of any Borrower in the possession of such Lender may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any Borrower to the Lenders. The Lenders agree among themselves that, if a Lender shall obtain payment on any Obligation outstanding under this Credit Agreement through the exercise of a right of offset, banker's lien or counterclaim, or from any other source including under
SECTION 13.3 (other than by way of A PRO RATA payment under this Credit Agreement), it shall promptly make such adjustments with the other Lenders as shall be equitable to the end that all the Lenders shall share the benefits of such payments PRO RATA in accordance with each Lender's Loan Percentage immediately prior to the payment obtained by such Lender as aforesaid. The Lenders further agree among themselves that if any payment to a Lender obtained by such Lender through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a PRO RATA payment) as aforesaid shall be rescinded or must otherwise be restored, the Lenders who shall have shared the benefit of such payment shall return their share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored.

         SECTION 15.  THE ADMINISTRATIVE AGENT.

         SECTION 15.1.  AUTHORIZATION.

         (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

         (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

         (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

         SECTION 15.2. EMPLOYEES AND AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         SECTION 15.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         SECTION 15.4. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Lender represents that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Credit Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Credit Agreement or any other Loan Document. The Administrative Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Credit Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any person which may come into the possession of the Administrative Agent or any of its affiliates. Each Lender shall have access to all documents relating to the Administrative Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by the Administrative Agent hereunder (other than actions to which the provisions of SECTION 27 are applicable and other than actions which constitute gross negligence or willful misconduct by the Administrative Agent), such Lender shall conclusively be presumed to have approved the same.

         SECTION 15.5. NO REPRESENTATIONS.

                  SECTION 15.5.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any Borrower. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of any Borrower. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  SECTION 15.5.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in SECTION 10, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, unless an officer of the Administrative Agent or the Arranger active upon the Borrowers' account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

         SECTION 15.6.  PAYMENTS.

                  SECTION 15.6.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share (based on such Lender's Loan Percentage) of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  SECTION 15.6.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  SECTION 15.6.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) when required hereunder to make available to the Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of SECTION 14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. A Delinquent Lender shall not be entitled to vote on any matters under this Credit Agreement or the other Loan Documents until such delinquency is satisfied in accordance with this SECTION 15.6.3, other than matters specified in SECTION 27 that require the consent of each Lender affected thereby (and such Delinquent Lender is affected thereby) or the consent of all Lenders.

         SECTION 15.7. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         SECTION 15.8. INDEMNITY. The Lenders ratably (based on such Lender's Loan Percentage) agree hereby to indemnify and hold harmless the

Administrative Agent, its affiliates and the Documentation Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent, such affiliate or the Documentation Administrative Agent has not been reimbursed by the Borrowers as required by SECTION 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's, such affiliates or the Documentation Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's, such affiliates or the Documentation Administrative Agent's willful misconduct or gross negligence.

         SECTION 15.9. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent. In its individual capacity, LaSalle shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Documentation Agent.

         SECTION 15.10. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 15.11. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this
SECTION 15.11 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         SECTION 15.12. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Lenders and (ii) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful in any applicable jurisdiction.

         SECTION 15.13. DUTIES OF DOCUMENTATION AGENT AND CO-AGENTS. The Documentation Agent and Co-Agents as such shall have no duties or responsibilities to the Borrowers, the Lenders or the Administrative Agent hereunder.

         SECTION 16. EXPENSES AND INDEMNIFICATION.

         SECTION 16.1. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers jointly and severally agree to pay
(i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(ii) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (iii) the reasonable fees, expenses and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (iv) the fees, expenses and disbursements of the Administrative Agent, the Arranger, or any of their affiliates incurred by the Administrative Agent, the Arranger, or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, other than attorneys which are employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any Borrower or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with any Borrower and (vi) all reasonable fees, expenses and disbursements of the Administrative Agent incurred in connection with UCC searches and UCC filings.

         SECTION 16.2. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Administrative Agent, their affiliates, the Arranger and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel (excluding the allocated costs of internal counsel) incurred in connection with any such investigation, litigation or other proceeding except for claims, actions, suits, liabilities, losses, damages and expenses arising from the gross negligence or willful misconduct of the Administrative Agent, such affiliate or such Lender. In litigation, or the preparation therefor, the Lenders, the Administrative Agent, the Arranger and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel for each Lender and the Administrative Agent. If, and to the extent that the obligations of the Borrowers under this SECTION
16.2 are unenforceable for
any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         SECTION 16.3. SURVIVAL. The covenants contained in this SECTION 16 shall survive payment or satisfaction in full of all other Obligations.

         SECTION 17. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the Notes, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

         SECTION 18.  ASSIGNMENT AND PARTICIPATION.

         SECTION 18.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans and/or all or a portion of its Term Loan at the time owing to it, the Revolving Credit Note or Term Note held by it and, if applicable, its participating interest in the risk relating to any Letters of Credit or Swing Line Loans); PROVIDED that (i) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Parent (as the representative of the Borrowers) shall have given its prior written consent to such assignment, which consent, in the case of the Parent, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, PROVIDED, HOWEVER, that nothing contained herein shall restrict any Lender from making a non-pro rata assignment of its Loans, (iii) each assignment shall be in a minimum amount of $5,000,000, or, if less, the entire Commitment of such Lender and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in SECTION 18.3, be released from its obligations under this Credit Agreement.

         SECTION 18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

         (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest,

         (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

         (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in SECTION 7.4 and SECTION 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

         (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

         (e) such assignee represents and warrants that it is an Eligible Assignee;

         (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

         (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

         (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

         (i) if applicable, such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         SECTION 18.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender (or, in the case that the assignee Lender is a Replacement Lender, the Replacement Lender) agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

         SECTION 18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Note or Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Note or Notes. Within five (5) days of issuance of any new Notes pursuant to this SECTION 18.4, if requested by the assignor or assignee Lender, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Note or Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrowers.

         SECTION 18.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         SECTION 18.6. DISCLOSURE. Each Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         SECTION 18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH A BORROWER. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to SECTION 13.1 or SECTION 13.2, and the determination of the Majority Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to SECTION 13.1 or SECTION 13.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

         SECTION 18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to SECTION 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this SECTION 18 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to (a) any of the twelve Federal Reserve Banks organized under
SECTION 4 of the Federal Reserve Act, 12 U.S.C. SECTION 341 or (b) to a lender or such bank (or trustee therefor) in connection with a bona fide financing. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrowers or the Administrative Agent hereunder. Notwithstanding any contained herein to the contrary, no assignment or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Credit Agreement, except as contemplated under SECTION 2.2.2.

         SECTION 18.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         SECTION 19. PARTIES IN INTEREST. All the terms of this Credit Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto.

         SECTION 20. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph, telecopy, telex or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrowers, at NationsRent Inc., 450 E. Los Olas Blvd., Suite 1400, Ft. Lauderdale, Florida 33301, Attention: Gene J. Ostrow, Executive Vice President, telephone number (954)- 760-6550, fax number (954)-760-6565;

         (b) if to the Administrative Agent or BKB, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Timothy M. Laurion, Director, telephone number 617-434-9689, fax number 617-434-2160; and

         (c) if to any Lender, at such Lender's address set forth on SCHEDULE 1 hereto;


or, in each case, such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile,
(b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         SECTION 21.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         SECTION 21.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. Each Borrower hereby authorizes (a) such Section 20 Subsidiary to share with the Administrative Agent and each Lender any information delivered to such Section 20 Subsidiary by such Borrower, and (b) the Administrative Agent and each Lender to share with such Section 20 Subsidiary any information delivered to the Administrative Agent or such Lender by the Borrowers pursuant to this Credit Agreement, or in connection with the decision of such Lender to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of the Obligations.

         SECTION 21.2. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of their affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Credit Agreement unless such information is identified by such Person as not being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED THAT nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this
SECTION 21, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document,
(g) to a subsidiary or affiliate of such Lender or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this SECTION 21.

         SECTION 21.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal proceSECTION

         SECTION 21.4. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any
Section 20 Subsidiary by the Borrowers. The obligations of each Lender under this SECTION 21 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

         SECTION 22. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Lenders or Administrative Agent would otherwise have. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         SECTION 23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in SECTION 27. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         SECTION 24. WAIVER OF JURY TRIAL. EACH BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY LENDER OR THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE ADMINISTRATIVE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SECTION 25. GOVERNING LAW. This Credit Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said commonwealth (excluding the laws applicable to conflicts or choice of law). The Borrowers consent to the jurisdiction of any of the federal or state courts located in the Commonwealth of Massachusetts in connection with any suit to enforce the rights of any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents.

         SECTION 26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Lenders, PROVIDED HOWEVER, that the Administrative Agent may, in its reasonable discretion, release Collateral with an aggregate value of $500,000 or less in any calendar year (in addition to Collateral released pursuant to SECTION 8.4.2) provided that the Administrative Agent shall promptly thereafter notify the Lenders regarding the reasons for such release. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Borrowers and each of the Lenders affected thereby:
(a) increase the Commitments of the Lenders or the principal amount of the Term Loan or subject any Lender to any additional obligations (other than in accordance with SECTION 2.2.2 hereof), or (b) reduce the principal of or the rate of interest on the Notes (including, without limitation, the default interest rate) or any fees payable hereunder; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Lenders: (c) postpone the Revolving Credit Maturity Date or Term Loan Maturity Date or any date fixed for any payment in respect of principal or interest (including, without limitation, the default interest rate) on the Notes; (d) change the definition of "Majority Lenders"; "Loan Percentage" or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents; (e) amend SECTION 2.2.2 or this SECTION 27;
(f) release any Collateral with an aggregate value exceeding $500,000 (in addition to Collateral released pursuant to SECTION 8.4.2) in any calendar year or (g) release any Borrower from its obligations hereunder; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Administrative Agent: (h) amend the amount of the Administrative Agent's fee or Issuance Fees payable for the Administrative Agent's account (i) amend SECTION 15; and further, no amendment, waiver or consent shall amend
SECTION 2.8 or any other provisions relating to the Swing Line Loans unless in writing and signed by BKB or (j) without the written consent of all Revolving Credit Lenders, change the definition of "Required Revolving Credit Lenders".

         No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         SECTION 28.  TRANSITIONAL ARRANGEMENTS.

         SECTION 28.1. PRIOR LOAN AGREEMENT SUPERSEDED. This Credit Agreement shall supersede the Prior Credit Agreement in its entirety, except as provided in this SECTION 28. On the Closing Date, the rights and obligations of the parties under the Prior Credit Agreement shall be subsumed within and be governed by this Credit Agreement; PROVIDED, HOWEVER, that each of the "Loans" (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement on the Closing Date shall, for purposes of this Credit Agreement, be included as Revolving Credit Loans (as defined herein) or Swing Line Loans (as defined herein), as applicable.

         SECTION 28.2. CONTINUATION OF REVOLVING CREDIT NOTES AND SWING LINE NOTES. The "Revolving Credit Notes" and "Swing Line Note", each as defined in the Prior Credit Agreement, shall be deemed to be the "Revolving Credit Notes" and "Swing Line Note", respectively, each as defined under this Credit Agreement.

         SECTION 28.3. REFERENCE TO AGENT. Each of the parties hereto agree that all references to the "Agent" made in any UCC-1 financing statements filed previously in connection with this Credit Agreement or in any other Loan Agreement shall be amended and deemed to be references to the "Administrative Agent" as defined herein.

         SECTION 28.4. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Prior Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods) and shall be paid on the dates and in accordance with the method specified in the Prior Credit Agreement, as if the Prior Credit Agreement were still in effect.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, each of the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

                                            THE BORROWERS:

                                            NATIONSRENT, INC.
                                            NATIONSRENT OF ALABAMA, INC.
                                            NATIONSRENT OF FLORIDA, INC.
                                            NATIONSRENT OF GEORGIA, INC.
                                            NATIONSRENT OF INDIANA, INC.
                                            NATIONSRENT OF KENTUCKY, INC.
                                            NATIONSRENT OF LOUISIANA, INC.
                                            NATIONSRENT OF MICHIGAN, INC.
                                            NATIONSRENT OF OHIO, INC.
                                            NATIONSRENT OF TENNESSEE, INC.
                                            NATIONSRENT OF TEXAS, INC.
                                            NATIONSRENT OF WEST VIRGINIA, INC.
                                            A-ACTION RENTAL, INC.
                                            A TO Z RENTS IT, INC.
                                            A TO Z RENTS IT, INC. #2
                                            THE BODE-FINN COMPANY
                                            CENTRAL ALABAMA RENTAL
                                                CENTER, INC.
                                            GABRIEL TRAILER
                                                 MANUFACTURING COMPANY, INC.
                                            GOLD COAST AERIAL LIFT, INC.
                                            HIGH REACH COMPANY, INC.
                                            THE J. KELLY COMPANY
                                            RAYMOND EQUIPMENT CO.
                                            SAM'S EQUIPMENT RENTAL, INC.
                                            TITAN RENTALS, INC.

                                            BY:
                                               ---------------------------------

                                  THE LENDERS:

                                  BANKBOSTON, N.A.,
                                     individually and as Administrative Agent

                                  By:
                                     ---------------------------------
                                       Timothy M. Laurion, Director


                                  LASALLE NATIONAL BANK,
                                     individually and as Documentation Agent

                                  By:
                                     ---------------------------------
                                       Name:
                                       Title:

                                  THE FIFTH THIRD BANK OF COLUMBUS

                                  By:
                                       Name:
                                       Title:

                                  NATIONSBANK, N.A.,
                                  individually and as Co-Agent


                                  By:
                                     ---------------------------------
                                       Name:
                                       Title:

                                  FLEET BANK, N.A.,
                                  individually and as Co-Agent

                                  By:
                                     ---------------------------------
                                       Name:
                                       Title:

                                  HUNTINGTON NATIONAL BANK


                                  By:
                                     ---------------------------------
                                       Name:
                                       Title:

                                            COMERICA BANK


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            NATIONAL CITY BANK


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            DEUTSCHE BANK AG, NEW YORK
                                            AND/OR CAYMAN ISLAND BRANCHES


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            FIRST UNION NATIONAL BANK


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            USTRUST


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            BANKERS TRUST COMPANY


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title: